UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 28, 1998



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

     On April 28, 1998, Farm Family Holdings, Inc. issued a press release announcing the company's operating results for the three months ended March 31, 1998.

Item 7.  Financial Statements and Exhibits


The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 10.1 - Amended and Restated Option Purchase  Agreement among Farm Family
               Holdings, Inc. and the Shareholders of Farm Family Life Insurance Company dated as of February 26, 1998, as amended by Amendment No. 1 to Amended and Restated Option Purchase Agreement dated as of April 28, 1998.

Exhibit 99   - Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          FARM FAMILY HOLDINGS, INC.
                                                 (Registrant)




     April 28, 1998                /s/ Philip P. Weber
---------------------------   --------------------------------------------------
        (Date)                                   Philip P. Weber
                                                President and CEO

Exhibit 10.1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------










                              AMENDED AND RESTATED

                            OPTION PURCHASE AGREEMENT

                                      among

                           FARM FAMILY HOLDINGS, INC.

                                       and

                               THE SHAREHOLDERS OF
                       FARM FAMILY LIFE INSURANCE COMPANY


                          Dated as of February 26, 1998









--------------------------------------------------------------------------------


--------------------------------------------------------------------------------




                                                 TABLE OF CONTENTS

Section 1.               Definitions; Interpretation..............................................................1
                         (a)     Definitions......................................................................1
                         (b)     Interpretation...................................................................7

Section 2.               Grant of Options.........................................................................8

Section 3.               Fair Market Value per Share..............................................................8

Section 4.               Exercise of Option.......................................................................9

Section 5.               Expense Allocation......................................................................10

Section 6.               Closing; Payment of Exercise Price......................................................10

Section 7.               Conditions of Closing...................................................................11

Section 8.               Representations and Warranties of Each
                         Shareholder.............................................................................13
                         (a)     Corporate Existence.............................................................13
                         (b)     Authorization; Enforcement......................................................13
                         (c)     Capital Stock of the Company; Ownership
                                 of Shares.......................................................................13
                         (d)     Subsidiaries....................................................................14
                         (e)     No Conflict.....................................................................14
                         (f)     Consents........................................................................15
                         (g)     Compliance with Law.............................................................15
                         (h)     Insurance Licenses..............................................................15
                         (i)     Litigation......................................................................15
                         (j)     Financial Statements............................................................16
                         (k)     Contracts.......................................................................16
                         (l)     Taxes...........................................................................17
                         (m)     Assets..........................................................................17
                         (n)     Environmental Matters...........................................................18
                         (o)     Employee Benefits...............................................................18
                         (p)     Investment Purpose..............................................................19

Section 9.               Representations and Warranties of the Optionee..........................................19
                         (a)     Corporate Existence.............................................................19
                         (b)     Authorization; Enforcement......................................................19
                         (c)     Capital Stock of Optionee.......................................................19
                         (d)     Subsidiaries....................................................................20
                         (e)     No Conflict.....................................................................20
                         (f)     Consents........................................................................20
                         (g)     Compliance with Law.............................................................21
                         (h)     Insurance Licenses..............................................................21
                         (i)     Litigation......................................................................21
                         (j)     Financial Statements............................................................21
                         (k)     Contracts.......................................................................22
                         (l)     Taxes...........................................................................22
                         (m)     Assets..........................................................................23
                         (n)     Environmental Matters...........................................................23

                                                      -i-




                         (o)     Employee Benefits...............................................................24
                         (p)     Investment Purpose..............................................................24

Section 10.              Covenants of each Shareholder; Restrictions on
                         Certain Actions.........................................................................24
                         (a)     Covenants.......................................................................24
                         (b)     Restrictions....................................................................25

Section 11.              Adjustment Upon Changes in Capitalization...............................................26

Section 12.              Access and Information..................................................................26

Section 13.              Approvals of Governmental Authorities...................................................26

Section 14.              Stockholder Approval....................................................................27

Section 15.              Restrictive Legends.....................................................................27

Section 16.              Termination; Survival of Representations and
                         Warranties..............................................................................27

Section 17.              Binding Effect; No Assignment...........................................................28

Section 18.              Specific Performance....................................................................28

Section 19.              Entire Agreement........................................................................29

Section 20.              Effectiveness of Agreement..............................................................29

Section 21.              Further Assurances......................................................................29

Section 22.              Validity................................................................................29

Section 23.              Material Change in Law..................................................................29

Section 24.              Notices.................................................................................31

Section 25.              Governing Law...........................................................................31

Section 26.              Descriptive Headings....................................................................31

Section 27.              Counterparts............................................................................31

Section 28.              Expenses................................................................................32

Section 29.              Amendments; Waiver......................................................................32

Section 30.              Action by the Shareholders..............................................................32


EXHIBITS

Exhibit A  --             Shareholders
Exhibit B  --             Valuation Procedures
Exhibit C  --             Form of Certificate of Designations for Voting
                         Preferred Stock
Exhibit D  --             Form of Opinion of Counsel to Shareholder
Exhibit E  --             Form of Opinion of the General Counsel to Optionee
                         and Insurance Subsidiary
Exhibit F  --             Form of Registration Rights Agreement
Exhibit G  --             Form of Agreement and Plan of Reorganization


SCHEDULES

Schedule 8(i) -- Litigation
Schedule 8(l) -- Taxes
Schedule 8(n) -- Environmental Matters
Schedule 9(d) -- Subsidiaries
Schedule 9(i) -- Litigation
Schedule 9(l) -- Taxes
Schedule 9(n) -- Environmental Matters

                              AMENDED AND RESTATED
                            OPTION PURCHASE AGREEMENT


                  THIS AMENDED AND RESTATED OPTION PURCHASE AGREEMENT (this "Agreement"), dated as of February 26, 1998, by and among FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Optionee"), and THE SHAREHOLDERS OF FARM FAMILY LIFE INSURANCE COMPANY set forth on the signature pages hereof (each of such shareholders, a "Shareholder" and collectively, the "Shareholders").

                  WHEREAS, the Optionee and the Shareholders have previously entered into the Option Purchase Agreement, dated as of February 14, 1996, as amended by Amendment No. 1 ("Amendment No. 1") to Option Purchase Agreement, dated as of April 22, 1997 (as so amended, the "Option Purchase Agreement");

                  WHEREAS, the Optionee and the Shareholders desire to amend and restate the Option Purchase Agreement as set forth herein;

                  WHEREAS,   the  Plan  of   Conversion,   as  defined   herein,
contemplates that the Optionee and the Shareholders will enter into this Agreement and that the Optionee will reserve shares of the Optionee Common Stock (as defined herein) and the Voting Preferred Stock (as defined herein) for issuance to the Shareholders in the event the Option granted hereunder is exercised;

                  WHEREAS, Farm Family Life Insurance Company, a New York domiciled stock life insurance company (the "Company") has outstanding 60,011 shares of common stock, par value $50.00 per share (the "Common Stock"), which constitute all of the issued and outstanding shares of capital stock of the Company;

                  WHEREAS, each of the Shareholders owns the number of shares of Common Stock set forth opposite its name on Exhibit A (each, a "Share" and, collectively, the "Shares"); and

                  WHEREAS, each of the Shareholders desires to grant to the Optionee an option to purchase the Shares owned by it, upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  Section 1.  Definitions; Interpretation.

                  (a) Definitions. The terms defined in this Section 1, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

                  "Affiliate" of a specified Person means a Person that (at the time when the determination is to be made) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in the foregoing sentence, the term "control" (including, with correlative meaning, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the first paragraph hereof.

                  "Agreement and Plan of Reorganization" means, with respect to any Service Company, an agreement substantially in the form of Exhibit G hereto between that Service Company and the Optionee.

                  "Amendment No. 1" has the meaning set forth in the first recital hereof.

                  "Benefit Plan" has the meaning set forth in
Section 8(o).

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks in the State of New York are authorized or required by law to close.

                  "Certificate  of   Designations"   means  the  Certificate  of
Designations for the Voting Preferred Stock, substantially in the form attached as Exhibit C hereto.

                  "Change in Law" has the meaning set forth in Section
23.

                  "Closing" has the meaning set forth in Section 4(a).

                  "Closing Date" has the meaning set forth in
Section 4(a).

                  "Closing Price" means, with respect to any security on any Trading Day, the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal securities exchange on which such security is then listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, as quoted through the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not then listed or admitted to trading on any securities exchange, or quoted through such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in such security selected by the Optionee and reasonably acceptable to the Shareholders.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common Stock" has the meaning set forth in the fourth recital hereof.

                  "Company" has the meaning set forth in the fourth recital hereof.

                  "Company Benefit Plan" means any plan, fund, program or arrangement (including any employee benefit plans as defined in ERISA Section 3(3)) established, maintained or to which contributions are made by the Company or for which the Company has any obligation or liability.

                  "Company Contract" means every Contract to which the Company or United is a party or by which it is bound that materially affects the business or operations of the Company and United taken as a whole (other than insurance or reinsurance policies written by the Company or United in the ordinary course of business).

                  "Company Control Group" means the Company and any Person that is considered a single employer with the Company within the meaning of ERISA
Section 4001(b)(1) or Code Sections 414(b), (c), (m) or (o).

                  "Contract" means any written or oral contract, agreement, instrument, commitment or other arrangement.

                  "Effective Date" has the meaning set forth in
Section 5.2 of the Plan of Conversion.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations issued thereunder.

                  "Exercise Date" means the date as of which the Fair Market Value per Share is determined pursuant to Section 3.

                  "Exercise Notice" has the meaning set forth in
Section 4(a).

                  "Exercise Price" has the meaning set forth in
Section 2.

                  "Expense Allocation" has the meaning set forth in
Section 5."

                  "Expiration Date" means the second anniversary of the Effective Date; provided, however, that the Expiration Date may be extended to the third anniversary of the Effective Date upon the mutual agreement in writing of the Company and the Shareholders.

                  "Fair Market Value per Share" has the meaning set forth in Section 3(a).

                  "Farm Bureau" means each of (i) New Hampshire Farm Bureau Federation, (ii) Rhode Island Farm Bureau Federation,
Inc., (iii) Vermont Farm Bureau, Inc. and (iv) West Virginia Farm
Bureau, Inc.

                  "GAAP" means generally accepted accounting principles.

                  "Governmental  Authority" means any foreign,  federal,  state, local or other court, arbitration, administrative agency or commission, insurance of securities regulatory or self-regulatory body or securities or commodities exchange.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvement Act of 1976, as amended.

                  "Insurance Subsidiary" means Farm Family Casualty Insurance Company, a New York domiciled stock insurance company.

                  "knowledge" means, with respect to any representation or warranty in which such term is contained to the best knowledge of any officer or director or management employee of the Optionee, on the one hand, or such Shareholder, on the other hand, after a due and diligent inquiry.

                  "Laws" has the meaning set forth in Section 8(g).

                  "Lien" means any lien, encumbrance, pledge, mortgage, security interest, claim, charge, lease, option, right of first refusal, easement, servitude, equity, claim or other third party right (including a right of pre-emption), restriction or other limitation, in each case of any nature whatsoever.

                  "Material Adverse Effect" means a material adverse effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and United, taken as a whole, or the Optionee and the Insurance Subsidiary, taken as a whole, as the case may be.

                  "Material Change in Law" has the meaning set forth in
Section 23.

                  "Option" has the meaning set forth in Section 2.

                  "Option Purchase Agreement" has the meaning set forth in the first recital hereof.

                  "Optionee" has the meaning set forth in the first paragraph hereof.

                  "Optionee Appraiser" has the meaning set forth in
Section 3(a).

                  "Optionee Benefit Plan" means any plan, fund, program or arrangement (including any employee benefit plans as defined in ERISA Section 3(3)) established, maintained or to which contributions are made by the Optionee or the Insurance Subsidiary or for which the Optionee or the Insurance Subsidiary has any obligation or liability.

                  "Optionee Common Stock" means the common stock, par value $.01 per share, of the Optionee.

                  "Optionee Common Stock Price" means the average Closing Price per share of Optionee Common Stock during the twenty Trading Days prior to the third Business Day preceding the Closing Date.

                  "Optionee Contract" means every Contract to which the Optionee or the Insurance Subsidiary is a party or by which it is bound that materially affects the business or operations of the Optionee and the Insurance Subsidiary, taken as a whole (other than insurance or reinsurance policies written by the Insurance Subsidiary in the ordinary course of business).

                  "Optionee Control Group" means the Optionee and any Person that is considered a single employer with the Optionee within the meaning of ERISA Section 4001(b)(1) or Code Sections 414(b), (c), (m) or (o).

                  "Optionee Valuation" has the meaning set forth in
Section 3(a).

                  "Permits" has the meaning set forth in Section 8(h) and 9(h).

                  "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

                  "Plan of Conversion" means the Plan of Reorganization and Conversion of Farm Family Mutual Insurance Company dated February 14, 1996, as amended from time to time in accordance with its terms.

                  "Policies" means all insurance policies, annuity contracts and guaranteed interest contracts (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued (or filed pending current review by applicable Governmental Authorities) by the Company, United or the Insurance Subsidiary, as the case may be.

                  "property" means real, personal or mixed property, tangible or intangible.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the Closing Date, among the Optionee and the Shareholders, substantially in the form attached as Exhibit F hereto.

                  "Revised Shareholder Valuation" has the meaning set forth in Section 3(b).

                  "SAP" has the meaning set forth in Section 8(j).

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Service Company" means each of (i) Connecticut Farm Bureau Service Company, (ii) Delaware Farm Bureau Service Company, Inc., (iii) Maine Farm Bureau Service Company, (iv) Massachusetts Farm Bureau Service Company, Inc., (v) New Jersey Farm Bureau Service Company and (vi) New York Farm Bureau Service Company, Inc.

                  "Shareholders" or "Shareholder" has the meaning set forth in the first paragraph hereof.

                  "Shareholder Appraiser" has the meaning set forth in
Section 3(b).

                  "Shareholder Valuation" has the meaning set forth in
Section 3(b).

                  "Shares" or "Share" has the meaning set forth in the fifth recital hereof.

                  "Stated Value" means the stated value per share of Voting Preferred Stock, which shall equal the Optionee Common Stock Price.

                  "Subsidiary" means, with respect to any person, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which a majority of the equity ownership

(whether voting stock or comparable interest) is, at the time, owned, directly or indirectly by such person.

                  "Target Range" has the meaning set forth in
Section 3(b).

                  "Tax" or "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, employment and payroll-related taxes, property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

                  "Third Appraiser" has the meaning set forth in
Section 3(c).

                  "Third Valuation" has the meaning set forth in
Section 3(c).

                  "Trading Day" means any day the New York Stock Exchange is open for regular trading.

                  "United" means United Farm Family Insurance Company, a New York domiciled property/casualty insurance and reinsurance company.

                  "Valuation Procedures" means the procedures for determining the Fair Market Value per Share set forth in Exhibit B.

                  "Voting Preferred Stock" means the Voting Preferred Stock, par value $.01 per share, of the Optionee, the terms of which are set forth in the Certificate of Designations substantially in the form attached as Exhibit C hereto.

                  "Voting Preferred Stock Allocation" means, with respect to any Shareholder, the number of shares of Voting Preferred Stock to be allocated to such Shareholder as calculated pursuant to the following formula:

                                            A/B x C/D

where: "A" equals $6,000,000; "B" equals the Stated Value of a share of Voting Preferred Stock; "C" equals the number of Shares owned by such Shareholder; and "D" equals the total number of Shares owned by all Shareholders.

                  (b) Interpretation. When a reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated or unless the context shall otherwise require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement. The definitions of terms in this Agreement shall be applicable to both the plural and the singular forms of the terms defined when either such form is used in this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder", and other words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph or clause.

                  Section 2. Grant of Options. Each Shareholder hereby grants to the Optionee, for the period beginning on the Effective Date and ending at midnight (New York time) on the Expiration Date, the exclusive and irrevocable right and option (the "Option") to purchase from such Shareholder all of the Shares owned by such Shareholder at a price (subject, however, to Sections 5 and 6 hereof) equal to the product of (i) the Fair Market Value per Share and (ii) the number of Shares sold by such Shareholder hereunder (as adjusted in accordance with Section 5 hereof, the "Exercise Price"), payable in shares of Optionee Common Stock and Voting Preferred Stock, as provided in Section 6.

                  Section 3. Fair Market Value per Share. (a) If the Optionee proposes to exercise the Options, the Optionee shall so notify the Shareholders in writing and instruct an investment banking firm of national reputation, selected by the Optionee and reasonably acceptable to the Shareholders (the "Optionee Appraiser"), to determine the fair market value of each Share as of the date of such notice (the "Fair Market Value per Share") in accordance with the Valuation Procedures (the "Optionee Valuation"). If, following receipt of the Optionee Valuation, the Optionee continues to propose to exercise the Options, the Optionee shall so notify the Shareholders in writing and supply the Shareholders with the Optionee Valuation. The Shareholders and their authorized representatives shall review the Optionee Valuation and, within 30 days after the date of such receipt, the Shareholders shall notify the Optionee in writing of their agreement or disagreement with the Optionee Valuation. In the event the Shareholders agree with the Optionee Valuation, the Optionee Valuation shall be the Fair Market Value per Share for purposes of this Agreement. In the event the Shareholders disagree with the Optionee Valuation, the Shareholders and the Optionee shall use their reasonable efforts to resolve such disagreement within 15 days after the date the Optionee has received notice of such disagreement. If the Shareholders and the Optionee are able to resolve such disagreement within such 15-day period, the valuation so agreed shall be the Fair Market Value per Share for purposes of this Agreement.

                  (b) In the event the Shareholders and the Optionee are unable to resolve such disagreement within such 15-day period and the Optionee continues to propose to exercise the Options, the Shareholders shall promptly thereafter select an investment banking firm of national standing and reasonably acceptable to the Optionee (the "Shareholder Appraiser") for purposes of determining the Fair Market Value per Share in accordance with the Valuation Procedures (the "Shareholder Valuation"). The Shareholders shall deliver the Shareholder Valuation to the Optionee within the 30-day period next following such 15-day period. If the Shareholder Valuation is within 5% (plus or minus) of the Optionee Valuation (the "Target Range"), then the Fair Market Value per Share for purposes of this Agreement shall equal the average of the Optionee Valuation and the Shareholder Valuation. If the Shareholder Valuation is not within the Target Range, then the Optionee and the Shareholders shall use their reasonable efforts to resolve such disagreement within 15 days after the Optionee's receipt of the Shareholder Valuation. If the Shareholders and the Optionee are able to agree on a Shareholder Valuation within the Target Range (the "Revised Shareholder Valuation"), then the Fair Market Value per Share for purposes of this Agreement shall equal the average of the Optionee Valuation and the Revised Shareholder Valuation.

                  (c) In the event the Shareholders and the Optionee are unable to resolve such disagreement within such 15-day period and the Optionee continues to propose to exercise the Options, the Optionee and the Shareholders shall promptly thereafter jointly select an investment banking firm of national standing and the firm so selected (the "Third Appraiser") shall be directed by the Optionee and the Shareholders to determine the Fair Market Value per Share in accordance with the Valuation Procedures (the "Third Valuation"). The Third Appraiser shall deliver the Third Valuation to the Optionee and the Shareholders within the 30-day period following its selection. The Fair Market Value per Share for purposes of this Agreement shall be the middle valuation of the Third Valuation, the Optionee Valuation and the Shareholder Valuation.

                  (d) The fees and expenses of the Optionee Appraiser shall be paid by the Optionee. The fees and expenses of the Shareholder Appraiser shall be paid by the Shareholders on a pro rata basis based on the number of Shares owned by each of them. The fees and expenses of the Third Appraiser shall be paid 50% by the Optionee and 50% by the Shareholders on a pro rata basis based on the number of shares owned by each of them.

                  Section 4. Exercise of Option. (a) Within 45 days after any determination of the Fair Market Value per Share pursuant to Section 3, the Optionee may exercise the Options in whole but not in part by sending a written notice (the "Exercise Notice") to the Shareholders specifying its election to exercise the Options on the basis of such Fair Market Price per Share.

The closing (the "Closing") of the transactions contemplated hereby shall take place on the date that is five Business Days after the satisfaction or waiver of the conditions set forth in Section 7 at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., at 10:00 A.M., New York time. The "Closing Date" shall be the date the Closing occurs.

                  (b) The Optionee shall acquire the Shares pursuant to the exercise of the Option in exchange for Optionee Common Stock and Voting Preferred Stock as set forth in Section 6 hereof and, in the case of a Service Company Shareholder, in accordance with the Agreement and Plan of Reorganization between the Optionee and such Shareholder.

                  Section 5. Expense Allocation. The Company shall pay the reasonable out-of-pocket fees and expenses of the Shareholders incurred in connection with the Agreement for (i) one legal counsel and one investment banking firm, in each case engaged by the Shareholders' Committee appointed by the Shareholders in connection with this Agreement, (ii) travel and per diem expenses incurred in connection with attendance at meetings of the Shareholders' Committee, and (iii) a real estate appraisal in respect of the Company's real property (the amount paid on behalf of each Shareholder, being referred to as such Shareholder's "Expense Allocation," shall equal the total amount paid by the Company pursuant to this Section 5 multiplied by the number of Shares owned by such Shareholder divided by the total number of Shares owned by all of the Shareholders). The Expense Allocation paid on behalf of the Shareholders shall be taken into account in determining the Exercise Price payable to the Shareholders hereunder, as provided in Section 6.

                  Section 6.  Closing;  Payment of  Exercise  Price.  (a) At the
Closing: (i) each Shareholder shall deliver to the Optionee (A) a certificate or certificates representing all of the Shares owned by such Shareholder, duly endorsed in blank or accompanied by duly executed instruments of transfer acceptable to the Optionee and accompanied by all requisite stock transfer stamps and taxes attached or provided for, and (B) all instruments and documents required to be delivered by such Shareholder to the Optionee pursuant to this Agreement; and (ii) the Optionee shall deliver to each Shareholder (A) a certificate or certificates representing the number of shares of the Optionee Common Stock and Voting Preferred Stock to be received by such Shareholder pursuant to subsection (b) of this Section 6, such certificate or certificates to be registered in the name of such Shareholder and to bear the legend set forth in Section 14; and (B) all instruments and documents required to be delivered by the Optionee to such Shareholder pursuant to this Agreement.

                  (b) In payment of the Exercise Price in respect of its Shares, each Shareholder shall receive:

                           (i)      the number of shares of Voting Preferred
Stock (rounded to the nearest whole share) calculated using the following formula:

                                   A-(A/B x C)
                                   -----------
                                        D

where: (A) "A" equals the product of the Stated Value and such Shareholder's Voting Preferred Stock Allocation; (B) "B" equals the amount that would constitute the Exercise Price hereunder in respect of such Shareholder's Shares if Section 5 hereof were not given effect; (C) "C" equals the amount of such Shareholder's Expense Allocation; and (D) "D" equals the Stated Value; plus

                          (ii)     the number of shares of Optionee Common Stock
(rounded to the nearest whole share) calculated using the following formula:

                                  A-B-(C/A x D)
                                  -------------
                                        E

where: (A) "A" equals the amount that would constitute the Exercise Price hereunder in respect of such Shareholder's Shares if Section 5 hereof were not given effect; (B) "B" equals the product of the Stated Value and such Shareholder's Voting Preferred Stock Allocation; (C) "C" equals "A" minus "B";
(D) "D" equals the amount of such Shareholder's Expense Allocation; and (E) "E" equals the Optionee Common Stock Price.

                  (c) All instruments and documents executed and delivered to the Optionee pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Optionee. All instruments and documents executed and delivered to each Shareholder pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such Shareholder.

                  Section 7. Conditions of Closing. (a) The obligation of the Optionee to consummate the Closing is subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Optionee at or prior to the Closing): (i) all of the terms, covenants and
conditions  of  this   Agreement  to  be  complied  with  or  performed  by  the
Shareholders at or prior to the Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Shareholders in this Agreement shall be true and correct in all material respects at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, and the Optionee shall have received a certificate executed on behalf of each of the Shareholders to the effect that the foregoing conditions have been satisfied; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority required in connection with the transactions contemplated hereby shall have been obtained or made, as the case may be; (iii) the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Optionee Common Stock; (iv) all waiting periods, if any, including any extension thereof, under the HSR Act shall have expired; (v) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the transactions contemplated hereby shall be in effect; (vi) the Optionee shall have received the opinion, dated the Closing Date, of counsel to each Shareholder substantially to the effect set forth in Exhibit D; (vii) the Company's By-Laws shall have been amended to permit the Optionee to acquire the Shares pursuant to this Agreement; (viii) the Optionee shall have received an opinion, in form and substance reasonably acceptable to the Optionee, from an investment banking firm of national standing as to the fairness, from a financial point of view, to the Optionee of the transactions contemplated by this Agreement; and (ix) since the Exercise Date, there shall not have occurred any event that has had or is reasonably likely to have a Material Adverse Effect on the Company and United, taken as a whole.

                  (b) The obligation of each Shareholder to consummate the Closing is subject to the satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by such Shareholder at or prior to the Closing): (i) all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Optionee at or prior to the Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Optionee in this Agreement shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing, and the Shareholder shall have received a certificate executed on behalf of the Optionee to the effect that the foregoing conditions have been satisfied; (ii) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Authority required in connection with the transactions contemplated hereby shall have been obtained or made, as the case may be; (iii) the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Optionee Common Stock; (iv) all waiting periods, including any extensions thereof, under the HSR Act shall have expired; (v) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining the transactions contemplated hereby shall be in effect;
(vi) such Shareholder shall have received the opinion, dated the Closing Date, of general counsel to the Optionee and the Insurance Subsidiary, substantially to the effect set forth in Exhibit E;

(vii) the Optionee shall have executed and delivered the Registration Rights Agreement; and (viii) the Company's By-Laws shall have been amended to permit the Optionee to acquire the
Shares pursuant to this Agreement.

                  Section 8. Representations and Warranties of Each Shareholder. Each Shareholder represents to the Optionee as follows:

                  (a) Corporate Existence. (i) Each of the Company and United is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Company and United has all necessary power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise to own, lease and operate its properties and to conduct its business as now being conducted. Each of the Company and United is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except when the failure to be so qualified would not have a Material Adverse Effect.

                           (ii)  Such Shareholder is a corporation duly
organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Such Shareholder has all necessary power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise to own, lease and operate its properties and to conduct its business as now being conducted and to own the Shares.

                  (b) Authorization; Enforcement. Such Shareholder has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such Shareholder has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and is the legal, valid and binding obligation of such Shareholder, enforceable against Shareholder, in accordance with its terms.

                  (c) Capital Stock of the Company; Ownership of Shares. (i) The authorized capital stock of the Company consists of 61,000 shares of Common Stock of which 60,011 are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have not been issued in violation of, and none of the Shares or such shares of capital stock is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, contracts, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which such Shareholder or the Company is or may be obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are not any equity securities of the Company reserved for issuance for any purpose.

                           (ii)  Such Shareholder is the record and
beneficial owner of the number of Shares set forth opposite its name on Exhibit A, free and clear of any Liens. Upon consummation of the transactions contemplated by this Agreement, the Optionee will acquire record and beneficial ownership of the Shares, free and clear of any Liens. Other than this Agreement and Article II, Section 1 of the Company's By-laws, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

                  (d) Subsidiaries. Except for United, the Company does not have any Subsidiaries.

                  (e) No Conflict. Neither the execution, delivery and performance of this Agreement by such Shareholder nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the certificate of incorporation, by-laws or other charter or organizational document of such Shareholder or, to the knowledge of such Shareholder, the Company or United, other than Article II, Section 1 of the Company's Bylaws;
(ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which such Shareholder or, to the knowledge of such Shareholder, the Company or United is a party or by or to which any of them or their assets or properties may be bound or subject, except for such of the foregoing as would not have a Material Adverse Effect or interfere in any material way with the ability of such Shareholder to consummate the transactions contemplated hereby; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, any Contract with, or condition imposed by, any Governmental Authority binding upon such Shareholder or, to the knowledge of such Shareholder, the Company or United or upon the business, properties or assets of such Shareholder or, to the knowledge of such Shareholder, the Company or United, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of such Shareholder to consummate the transactions contemplated hereby; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to such Shareholder or, to the knowledge of such Shareholder, the Company or United, or to the business, properties or assets of such Shareholder or, to the knowledge of such Shareholder, the

Company  or  United,  except  for such  violations  as would not have a Material
Adverse Effect or interfere in any material way with the ability of such Shareholder to consummate the transactions contemplated hereby; or (v) result in the creation or imposition of any material Lien on any of the properties or assets of such Shareholder or, to the knowledge of such Shareholder, the Company or United (including any of the Shares).

                  (f) Consents. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained, made or given by or with respect to such Shareholder or, to the knowledge of such Shareholder, the Company, in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than under: (i) the insurance laws of the State of New York; (ii) the HSR Act; and (iii) any other consents and approvals as shall have been obtained on or prior to the Closing Date.

                  (g) Compliance with Law. To the knowledge of such Shareholder, the Company and United have complied with, and are now complying, with all foreign, federal, state and local statutes, laws, regulations, ordinances, judgments, injunctions, orders, licenses, approvals, permits and other requirements (collectively, "Laws") applicable to the Company, United or their respective businesses, properties or assets, except where the failure to comply would not have a Material Adverse Effect.

                  (h) Insurance Licenses. To the knowledge of such Shareholder, each of the Company and United holds such licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory authorities of the jurisdictions in which they conduct an insurance business) (collectively, "Permits") that are necessary to the conduct of their business as presently conducted; to the knowledge of such Shareholder, the Company and United have fulfilled and performed all obligations necessary to maintain such Permits; to the knowledge of such Shareholder, there is no pending or threatened action, suit, proceeding or investigation (and, to the best of such Shareholder's knowledge, no reasonable basis for any such action, suit, proceeding or investigation exists) that may reasonably be expected to lead to the revocation, termination or suspension of any such Permits.

                  (i) Litigation. Except as set forth in Schedule 8(i), to the knowledge of such Shareholder, there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or threatened against the Company or United the respective assets, properties or businesses of the Company or United, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which questions the validity of this Agreement or any action taken or to be taken by the Company or such Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby.

                  (j) Financial Statements. (i) The Company has made available to the Optionee complete and correct copies of the Annual Statement of the Company and United filed with the New York Insurance Department for the years ended December 31, 1993, 1994 and 1995, together with the exhibits and schedules thereto and the Statement of Actuarial Opinion and any affirmations and certifications filed therewith. To the knowledge of such Shareholder, the financial statements of the Company and United contained in such Annual Statements and in all Quarterly Statements and Annual Statements filed with the New York Insurance Department for the periods ending after December 31, 1995:
(A) have been prepared in accordance with statutory accounting practices prescribed or permitted by the New York Insurance Department applied on a consistent basis (except as set forth in the notes, exhibits or schedules thereto) ("SAP"); (B) present fairly in all material respects, to the extent required and in conformity with SAP, the financial condition of the Company or United, as the case may be, at their respective dates, and its results of operations, changes in capital and surplus, and cash flows for each of the periods then ended; (C) were correct in all material respects when filed; and
(D) there were no material omissions therefrom when filed.

                           (ii)     The Company will make available to the
Optionee, as soon as the same are available, complete and correct copies of the audited consolidated financial statements and the audited statutory financial statements and, in each case, the notes thereto of the Company and United for the years ended December 31, 1993, 1994 and 1995. To the knowledge of such Shareholder, such financial statements and the related notes thereto will have been prepared in accordance with GAAP and SAP, as the case may be, consistently applied throughout the periods involved and will fairly present the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and United at the dates and for the periods presented.

                  (k) Contracts. With respect to the Company's or United's performance of its respective obligations under the Company Contracts, to the knowledge of such Shareholder, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Company Contract. With respect to the performance by any other party of its obligations under the Company Contracts, to the knowledge of such Shareholder, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Company Contract.

                  (l) Taxes. Except as set forth in Schedule 8(l), to the knowledge of such Shareholder, (A) the Company (the term "Company" as used in this Section 8(l) includes United except where the context otherwise requires), has duly and timely filed all federal and state Tax returns of the Company or which include the Company (including information returns relating to Policies) required to be filed as of the date hereof and prior to the Closing Date and, to the knowledge of such Shareholder, filed reports with all other Governmental Authorities having jurisdiction, with respect to Taxes withheld by or imposed upon the Company except such returns and reports where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect; (B) all Taxes shown on such Tax returns and all assessments received by such Shareholder or the Company with respect to Taxes for which the Company has any liability for payment have been paid or fully reserved for to the extent that such Taxes are required to be reserved for in accordance with statutory accounting practices prescribed or permitted by the New York Insurance Department; (C) neither such Shareholder nor the Company has requested any extension of time within which to file any Tax return of the Company or Tax return which includes the Company, which return or returns have not since been filed, nor are there any Tax liens upon any property or assets of the Company, except for Taxes not yet due and payable; (D) there are no outstanding deficiencies assessed against such Shareholder or the Company for any Taxes for which the Company has any liability for payment, and there are no proceedings or actions pending, concerning either
(x) the liability of such Shareholder or the Company with respect to Taxes for which the Company has any liability for payment, or (y) the collection or assessment of Tax for any period for which Tax returns of the Company, or Tax returns which include the Company, have been filed or were due; and (E) there is no pending audit of any of the Tax returns of the Company or which include the Company, and neither such Shareholder nor the Company has been notified in writing that any taxing authority proposes to commence an audit of such Tax returns.

                  (m) Assets. (i) To the knowledge of such Shareholder, each of the Company and United has good and marketable title to, or valid leasehold or license interests in, all the property and assets that they purport to own, lease or license, including without limitation, property and assets reflected on the 1995 Annual Statements of the Company and United (except assets disposed of in the ordinary course of business between December 31, 1995 and the Closing
Date), and property and assets acquired since December 31, 1995, in each case free and clear of all Liens, except (A) the Lien of current Taxes not yet due and payable or of Taxes the validity of which is being contested in good faith by appropriate proceedings, (B) Liens (if any) reflected in the 1995 Annual Statement, (C) Liens related to required deposits with insurance departments,
(D) Liens the validity of which are being contested or litigated in good faith by appropriate proceedings and for which the Company have provided adequate reserves, and (E) such other Liens which as on the Closing Date will not, individually or in the aggregate, materially detract from the values of such property and assets or materially interfere with the present uses thereof.

                           (ii)      With respect to any property leased by the
Company or United or that is material to the business, operations or financial condition of the Company and United, taken as a whole, to the knowledge of such Shareholder, there exists no default by the Company or United, or by any third party, that materially and adversely affects any such lease. To the knowledge of such Shareholder, the Company or United, as the case may be, enjoys peaceful and undisturbed possession under each such lease to which it is a party.

                  (n) Environmental Matters. Except as set forth on Schedule 8(n) and, with respect to properties owned, operated or leased by the Company or United prior to, but not on or after January 1, 1994, to such Shareholder's knowledge:

                           (i)  No portion of the property is being used or
has been used at any previous time, for the disposal, storage, treatment, processing or other handling of waste contamination, polychlorinated biphenyl or asbestos-containing material, or other toxic or hazardous substances; the property violates no applicable federal, state, county or other municipal law, ordinance, order, regulation or requirement, and neither the Company nor United have received notice to that effect.

                           (ii)  The Company and United have complied with
all requirements of any applicable department of environmental resources or similar governmental agency, and there are no ongoing requirements ordered by said agency or any other governmental body for environmental cleanup with respect to the property.

                  (o) Employee Benefits. Except for ongoing contribution requirements, all unpaid material liabilities with respect to employee benefit plans, as that term is defined in ERISA Section 3(3) ("Benefit Plan"), of the Company are included in the Company's financial statement. With respect to each Company Benefit Plan, the Company has made available to the Optionee, true and correct copies of all the plan, trust, insurance contracts and related documents, financial, actuarial, employee communications and, where applicable, Internal Revenue Service determination letters. Each Company Benefit Plan is maintained and administered at all times in material compliance with its terms, ERISA and applicable laws and regulations. There are no action, suits or claims (other than routine claims for benefits), pending, or to the knowledge of the Company, threatened with respect to any Company Benefit Plan or against the assets of any Benefit Plan. Each Company Benefit Plan subject to ERISA Section 601 is in compliance therewith.

                  (p) Investment Purpose. Such Shareholder is acquiring the Optionee Common Stock and the Voting Preferred Stock for investment only and not with a view to resale in connection with any distribution thereof except in compliance with the Securities Act and all other applicable securities laws. Such Shareholder understands that the Optionee Common Stock and the Voting Preferred Stock have not been registered under the Securities Act or under the securities laws of any state and that such shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Securities Act except pursuant to a valid exemption from such registration.

                  Section 9. Representations and Warranties of the Optionee. The Optionee hereby represents and warrants to each Shareholder as follows:

                  (a) Corporate Existence. Each of the Optionee and the Insurance Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Optionee and the Insurance Subsidiary has all necessary power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise to own, lease and operate its properties and to conduct its business as now being conducted. Each of the Optionee and the Insurance Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except when the failure to be so qualified would not have a Material Adverse Effect.

                  (b) Authorization; Enforcement. The Optionee has all necessary corporate power and authority to execute and deliver this Agreement and, subject to approval of the transactions contemplated hereby by the stockholders of the Optionee, to perform its obligations hereunder. The Optionee has taken all necessary corporate action to duly and validly authorize its execution and delivery of this Agreement and, subject to approval of the transactions contemplated hereby by the stockholders of the Optionee, the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionee and is the legal, valid and binding obligation of the Optionee, subject to approval of the transactions contemplated hereby by the stockholders of the Optionee, enforceable against the Optionee in accordance with its terms.

                  (c)  Capital Stock of Optionee.  The shares of Optionee
Common Stock and Voting Preferred Stock to be issued to the
Shareholders pursuant to this Agreement will be duly authorized prior to the Closing Date and, when issued and delivered as
provided  in  this   Agreement,   will  be  validly   issued,   fully  paid  and
nonassessable. Upon delivery of the shares of Optionee Common Stock and Voting Preferred Stock to the Shareholders as provided in this Agreement, the Shareholders will acquire such shares free and clear of any Liens.

                  (d) Subsidiaries. Schedule 9(d) sets forth a true, correct and complete list of all Subsidiaries of the Optionee and the Insurance Subsidiary.

                  (e)  No  Conflict.   Neither  the   execution,   delivery  and
performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the certificate of incorporation, by-laws or other charter or organizational document of the Optionee or the Insurance Subsidiary; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which the Optionee or the Insurance Subsidiary is a party or by or to which any of them or their assets or properties may be bound or subject, except for such of the foregoing as would not have a Material Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon the Optionee or the Insurance Subsidiary, or upon the business, properties or assets of the Optionee or the Insurance Subsidiary, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Optionee or the Insurance Subsidiary, or to the business, properties or assets of the Optionee or the Insurance Subsidiary, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; or (v) result in the creation or imposition of any material Lien on any of the properties or assets of the Optionee or the Insurance Subsidiary.

                  (f) Consents. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained, made or given by or with respect to the Optionee or the Insurance Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than: (i) under the insurance laws of the State of New York; (ii) under the HSR Act; (iii) under federal securities laws in connection with the approval required by the stockholders of the Optionee; and (iv) any other consents and approvals as shall have been obtained on or prior to the Closing Date.

                  (g) Compliance with Law. The Optionee and the Insurance Subsidiary have complied with, and are now complying, with all Laws applicable to the Optionee, the Insurance Subsidiary, or their respective business, properties or assets, except when the failure to comply would not have a Material Adverse Effect.

                  (h) Insurance Licenses. Each of the Optionee and the Insurance Subsidiary holds such licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory authorities of the jurisdictions in which they conduct an insurance business) (collectively, "Permits") that are necessary to the conduct of their business as presently conducted; the Optionee and the Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain such Permits; there is no pending or, to the best of the Optionee's knowledge, threatened action, suit, proceeding or investigation (and, to the best of the Optionee's knowledge, no reasonable basis for any such action, suit, proceeding or investigation exists) that may reasonably be expected to lead to the revocation, termination or suspension of any such Permits.

                  (i) Litigation. Except as set forth on Schedule 9(i), there is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to the knowledge of the Optionee, threatened against the Optionee or the Insurance Subsidiary, the respective assets, properties or businesses of the Optionee or the Insurance Subsidiary, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which questions the validity of this Agreement or any action taken or to be taken by the Optionee pursuant to this Agreement or in connection with the transactions contemplated hereby.

                  (j) Financial Statements. (i) The Optionee has made available to the Shareholders complete and correct copies of the Annual Statement of the Insurance Subsidiary filed with the New York Insurance Department for the years ended December 31, 1993, 1994 and 1995, together with the exhibits and schedules thereto and the Statement of Actuarial Opinion and any affirmations and certifications filed therewith. The financial statements of the Insurance Subsidiary contained in such Annual Statements and in all Quarterly Statements and Annual Statements filed with the New York Insurance Department for the periods ending after December 31, 1995: (A) have been prepared in accordance with SAP; (B) present fairly in all material respects, to the extent required and in conformity with SAP, the financial condition of the Optionee at their respective dates, and its results of operations, changes in capital and surplus, and cash flows for each of the periods then ended; (C) were correct in all material respects when filed; and (D) there were no material omissions therefrom when filed.

                           (ii)     The Optionee has made available to the
Shareholders complete and correct copies of the audited consolidated financial statements and audited statutory financial statements and, in each case, the notes thereto of the Insurance Subsidiary for the years ended December 31, 1993, 1994 and 1995. Such financial statements and the related notes thereto were prepared in accordance with GAAP and SAP, as the case may be, consistently applied throughout the periods involved and fairly present the financial condition, results of operations, cash flows and changes in stockholders' equity of the Insurance Subsidiary at the dates and for the periods presented.

                  (k) Contracts. With respect to the Optionee's or the Insurance Subsidiary's performance of its respective obligations under the Optionee Scheduled Contracts, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Optionee Scheduled Contract. With respect to the performance by any other party of its obligations under the Optionee Scheduled Contracts, to the knowledge of the Optionee, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Optionee Scheduled Contract.

                  (l) Taxes. Except as set forth in Schedule 9(l), (A) the Optionee or the Insurance Subsidiary (as appropriate) (the term "Optionee" as used in this Section 9(l) includes the Insurance Subsidiary except where the context otherwise requires) has duly and timely filed all federal and state Tax returns of the Optionee (including information returns relating to Policies) required to be filed as of the date hereof and prior to the Closing Date and, to the knowledge of the Optionee, filed reports with all other Governmental Authorities having jurisdiction, with respect to Taxes withheld by or imposed upon the Optionee except such returns and reports where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect; (B) all Taxes shown on such Tax returns and all assessments received by the Optionee with respect to Taxes for which the Optionee has any liability for payment have been paid or fully reserved for to the extent that such Taxes are required to be reserved for in accordance with statutory accounting practices prescribed or permitted by the New York Insurance Department; (C) the Optionee has not requested any extension of time within which to file any Tax return of the Optionee which return or returns have not since been filed, nor are there any Tax liens upon any property or assets of the Optionee, except for Taxes not yet due and payable; (D) there are no outstanding deficiencies assessed against the Optionee for any Taxes for which the Optionee has any liability for payment, and there are no proceedings or actions pending, concerning either (x) the liability of the Optionee with respect to Taxes for which the Optionee has any liability for payment, or (y) the collection or assessment of Tax for any period for which Tax returns of the Optionee, have been filed or were due; and (E) there is no pending audit of any of the Tax returns of the Optionee, and the Optionee has not been notified in writing that any taxing authority proposes to commence an audit of such Tax returns.

                  (m) Assets. (i) The Optionee and the Insurance Subsidiary have good and marketable title to, or valid leasehold or license interests in, all the property and assets that it purports to own, lease or license, including without limitation, property and assets reflected on the Insurance Subsidiary's 1995 Annual Statement (except assets disposed of in the ordinary course of business between December 31, 1995 and the Closing Date), and property and assets acquired since December 31, 1995, in each case free and clear of all Liens, except (A) the Lien of current Taxes not yet due and payable or of Taxes the validity of which is being contested in good faith by appropriate proceedings, (B) Liens (if any) reflected in the 1995 Annual Statement, (C) Liens related to required deposits with insurance departments, (D) Liens the validity of which are being contested or litigated in good faith by appropriate proceedings and for which the Insurance Subsidiary has provided adequate reserves, and (E) such other Liens which as on the Closing Date will not, individually or in the aggregate, materially detract from the values of such property and assets or materially interfere with the present uses thereof.

                           (ii)      With respect to any property leased by the
Optionee and the Insurance Subsidiary or that is material to the business, operations or financial condition of the Optionee and the Insurance Subsidiary, there exists no default by the Optionee or the Insurance Subsidiary, or to the knowledge of the Optionee, by any third party, that materially and adversely affects any such lease. The Optionee and the Insurance Subsidiary, as the case may be, enjoy peaceful and undisturbed possession under each such lease to which it is a party.

                  (n) Environmental Matters. Except as set forth on Schedule 9(n) and, with respect to properties owned, operated or leased by the Optionee or the Insurance Subsidiary prior to, but not on or after January 1, 1994, to the Optionee's knowledge:

                           (i)  No portion of the property is being used or
has been used at any previous time, for the disposal, storage, treatment, processing or other handling of waste contamination, PCBs, or other toxic or hazardous substances; the property violates no applicable federal, state, county or other municipal law, ordinance, order, regulation or requirement, and the Optionee has received no notice to that effect.

                           (ii)  The Optionee and the Insurance Subsidiary
have complied with all requirements of any applicable department of environmental resources or similar governmental agency, and there are no ongoing requirements ordered by said agency or any other governmental body for environmental cleanup with respect to the property.

                  (o) Employee Benefits. Except for ongoing contribution requirements, all unpaid material liabilities with respect to the Optionee Benefit Plans are included in Optionee's financial statements. With respect to each Optionee Benefit Plan, the Optionee has made available to the Shareholders true and correct copies of all the plan, trust, insurance contracts and related documents, financial, actuarial, employee communications and, where applicable, Internal Revenue Service determination letters. Each Optionee Benefit Plan is maintained and administered at all time in material compliance with its terms, ERISA and applicable laws and regulations. There are no action, suits or claims (other than routine claims for benefits), pending, or to the knowledge of the Optionee, threatened with respect to any Optionee Benefit Plan or against the assets of any Optionee Benefit Plan. Each Optionee Benefit Plan subject to ERISA
Section 601 is in compliance therewith.

                  (p) Investment Purpose. The Optionee is acquiring the Shares for investment only and not with a view to resale in connection with any distribution of any of the Shares except in compliance with the Securities Act and all other applicable securities laws. The Optionee understands that the Shares have not been registered under the Securities Act or under the securities laws of any state and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Securities Act except pursuant to a valid exemption from such registration.

                  Section 10.  Covenants of each Shareholder;
Restrictions on Certain Actions.

                  (a) Covenants. (i) From the date hereof through the later of the Expiration Date and any extension thereof or the Closing Date, each Shareholder hereby covenants and agrees that it will do or use its reasonable efforts to cause to be done all things necessary to preserve, renew and keep in full force and effect the corporate existence of the Company and that, without the prior written consent of the Optionee (which consent shall not be unreasonably withheld), it shall, and shall use its reasonable efforts to cause the Company and United to:

                           (A)  operate the business of the Company and
United in the usual, regular and ordinary manner and, to the extent consistent with such operation, use its best efforts to preserve intact the present business organization, keep available the services of the present officers, employees and agency personnel of the Company and United and preserve their present relationships with persons having business dealings with the Company and United;

                           (B)  maintain the books, accounts and records
relating to the business of the Company and United in the usual, regular and ordinary manner, on a basis consistent with past practice;

                           (C)  use all reasonable efforts not to permit any
event to occur that would result in any of the representations and warranties contained in this Agreement not being, except as specifically contemplated by this Agreement, materially true and correct; and

                           (D)  amend Article II, Section 1 of the Company's
By-laws so as to permit the transactions contemplated by this Agreement.

                           (ii)  Each Shareholder hereby covenants and agrees
that it will do or cause to be done all things necessary as promptly as practicable after the date hereof to amend the Bylaws of the Company to permit the Optionee to acquire the Shares pursuant to this Agreement.

                  (b) Restrictions. Except as otherwise contemplated by this Agreement, from the date hereof through the later of the Expiration Date and any extension thereof or the Closing Date, without the prior written consent of the Optionee, each Shareholder shall not, and shall use its reasonable efforts to cause the Company and United not to:

                           (i)  enter into an agreement or incur any
obligation the terms of which would violate this Agreement or be violated by the consummation of the transactions contemplated by this Agreement;

                           (ii)  issue, pledge, sell, transfer, distribute,
dispose of or otherwise encumber all or any part of the capital stock of the Company including any Shares owned by such Shareholder, or the outstanding shares of capital stock of United, or (in one or a series of transactions) any material portion of the assets or properties of the Company and United taken as a whole;

                           (iii)  redeem or otherwise acquire any shares of
the Company's Common Stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

                           (iv)  declare or pay any dividend or make any
other distribution, in cash, securities or otherwise, on the outstanding shares of Common Stock or any capital stock of the Company or United, except for dividends on the Common Stock not to exceed $480,088 per annum in the aggregate;

                           (v)  provide for the consolidation with or merger
of the Company or United into another corporation or other entity or the liquidation or dissolution of the Company or United;

                           (vi)  amend the Company's Certificate of
Incorporation or By-laws, or adopt any shareholders' or directors' resolution or take any other action which would restrict the alienation, voting, dividend or other rights of the Shares; or

                           (vii)  take any other action or enter into any
agreement similar to the foregoing which could have the effect of frustrating the purpose of this Agreement.

                  Section 11. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividend, splitups, mergers, recapitalizations, combinations, exchange of shares or the like, the type and number of shares subject to the Options and the Fair Market Value per Share shall be adjusted appropriately.

                  Section 12. Access and Information. Prior to the later to occur of the Expiration Date and any extension thereof or the Closing Date, the Shareholders shall cause the Company and United to afford to the Optionee and the Optionee's authorized representatives reasonable access during normal business hours to all of their properties, books, contracts, commitments and records and, during such period, the Shareholders shall furnish promptly to the Optionee all information concerning the business, properties and personnel of the Company and United as the Optionee may reasonably request.

                  Section 13.  Approvals of Governmental  Authorities.  (a) Upon
the Optionee's election to exercise the Options, the Optionee and the Shareholders shall take, and the Shareholders shall cause the Company and United to take, all reasonable steps necessary or appropriate, and shall use, and shall cause the Company to use, all commercially reasonable efforts, to obtain as promptly as practicable all consents, approvals, authorizations, licenses and orders of Governmental Authorities required to be obtained by the Optionee or the Shareholders, the Company or United, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) The Optionee and the Shareholders shall cooperate with each other and each other's respective Affiliates in seeking to obtain all such consents, approvals, authorizations, licenses and orders, and shall provide, and shall cause their respective Affiliates to provide, such information and communications to Governmental Authorities as such Governmental Authorities may reasonably request in connection therewith.

                  Section 14. Stockholder Approval. In the event the Optionee notifies the Shareholders of its election to exercise the Options, the Optionee shall call a meeting of its stockholders for purposes of approving the exercise of the Options pursuant to this Agreement.

                  Section 15. Restrictive Legends. Each certificate representing shares of Optionee Common Stock and Voting Preferred Stock delivered to the Shareholders at the Closing, shall include a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                  Whenever any such shares cease to be restricted securities, the holder thereof shall be entitled to receive from the Optionee, without expense, upon surrender to the Optionee of the certificate representing such shares, a new certificate for such shares, of like form but without a legend of the character set forth above.

                  Section 16. Termination; Survival of Representations and Warranties. (a) (i) This Agreement shall terminate automatically if the Optionee has not notified the Shareholders in writing of its election to exercise the Options prior to midnight (New York time) on the Expiration Date.

                           (ii)  This Agreement may be terminated at any time
prior to the Closing Date:

                                  (A)     by mutual agreement in writing of the
Optionee and the Shareholders;

                                  (B)     by either the Optionee or the
Shareholders upon written notice to the other if (1) the Effective Date has not occurred by December 31, 1997 or (2) the Closing has not occurred by the first anniversary of the Exercise Date, provided, that the right to terminate this Agreement pursuant to this clause (B) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement resulted in the Closing not occurring by such date.

                           (iii)  In the event of the termination of this
Agreement pursuant to this Section 16, this Agreement shall thereafter become void and have no effect and no party shall have a liability hereunder; provided, however, that no party shall be released from liability if this Agreement is terminated by reason of (A) willful failure of such party to have performed its obligations hereunder, or (B) any knowing misrepresentation made by such party of any matter set forth herein.

                  (b)   Notwithstanding  any  right  of  the  Optionee  and  the
Shareholders   fully  to  investigate   the  affairs  of  the  Company  and  the
Shareholders, as the case may be, and notwithstanding any knowledge of facts determined or determinable by the Optionee and the Shareholders pursuant to such investigation or right of investigation, the Optionee, and each of the Shareholders have the right to rely fully upon the representations and warranties of the Optionee and each of the Shareholders contained in this Agreement. All of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other instrument delivered at Closing shall survive the execution and delivery of this Agreement and the Closing until the first anniversary of the Closing Date, except for the representations, warranties, covenants and agreements of the Optionee and each Shareholder, as the case may be (i) contained in Sections 8(a), 8(c), 9(a) and 9(c), which shall survive the Closing Date indefinitely, and (ii) contained in Sections 8(l), 8(o), 9(l) and 9(o), which shall survive the Closing Date until the applicable statute of limitations has expired.

                  Section 17. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or the obligations of any party hereto are assignable, except by operation of law, or with the written consent of the other parties. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

                  Section 18. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is adequate remedy at law.

                  Section 19.  Entire Agreement.  This Agreement
(including the exhibits and schedules thereto) constitutes the entire agreement among the parties with respect to the subject matter hereof.

                  Section 20. Effectiveness of Agreement. Notwithstanding anything herein to the contrary, this Agreement shall not become effective unless and until it shall be executed by the Optionee and Shareholders owning in the aggregate at least 80% of the issued and outstanding shares of the Common Stock.

                  Section 21. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  Section 22. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performances of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

                  Section 23. Material Change in Law. In the event of a Material Change in Law (as defined below), the parties hereto agree to negotiate in good faith to amend or modify the terms of the Voting Preferred Stock, to arrange for substitute consideration or otherwise to restructure the transactions contemplated hereby (x) so as to eliminate the effect of such Material Change in Law on the eligibility of the transactions contemplated hereby to qualify (i) in respect of each Service Company (other than a Service Company described in clause (ii) immediately following), as a reorganization under section 368(a)(1)(C) of the Code (without reliance on section 368(a)(2)(B) of the Code) or (ii) as to any Service Company described in clause (t) of the definition of "Material Change in Law" below, as a reorganization under section 368(a)(1)(B) of the

Code, in either such case, having the same tax effects applicable to such form of reorganization as under current law, (y) in a manner that substantially preserves the anticipated respective economic positions of the parties hereto; provided, however, that if the parties shall not be able to agree on the terms of any such amendment or modification, substitute consideration or restructuring, despite their good faith efforts to do so, the Optionee and the Shareholders hereby agree that (i) neither the Optionee nor any Shareholder shall be obligated to consummate the Closing under this Agreement, (ii) the amendments to the Option Purchase Agreement made by this Agreement shall be void ab initio (other than clauses (i) through (v) of this proviso) and correspondingly, the terms of the Option Purchase Agreement (as amended by Amendment No. 1) shall continue in full force and effect as if this Agreement had never become effective, (iii) any Exercise Notice delivered pursuant to
Section 4(a) of this Agreement shall be void ab initio, (iv) the Optionee Valuation, dated as of June 26, 1997, prepared by the Optionee Appraiser pursuant to the Option Purchase Agreement and the Shareholder Valuation, dated as of September 5, 1997, prepared by the Shareholder Appraiser pursuant to the Option Purchase Agreement shall remain in effect and shall be deemed to be delivered under the reinstated Option Purchase Agreement as of the date of such reinstatement of the Option Purchase Agreement pursuant to the immediately foregoing clause (ii), and (v) the Expiration Date under the Option Purchase Agreement shall be extended until the date which is "X" plus 120 days following the date of reinstatement of the Option Purchase Agreement pursuant to the immediately foregoing clause (ii), where "X" equals the sum of (A) that number of days from (and including) the date of delivery of the Exercise Notice under this Agreement to (and including) the date on which there is determined to be a Material Change in Law for purposes of Section 23 of this Agreement and (B) that number of days, if any, remaining until the original Expiration Date under the Option Purchase Agreement.

         For purposes of this Section 23:

                  (I) "Material Change in Law" shall mean a Change in Law occurring on or before the Closing Date that, in the opinion of tax counsel to the Shareholders, poses a significant risk to any Service Company that the inclusion in the transaction of the Voting Preferred Stock contemplated hereby (employing the assumption in making such determination that the Voting Preferred Stock constitutes nonqualified preferred stock within the meaning of section 351(g) of the Code) would preclude the transactions contemplated hereby from qualifying as a reorganization within the meaning of (s) section 368(a)(1)(C) of the Code (without reliance on section 368(a)(2)(B) of the Code) or (t) as to any Service Company that resolves not to liquidate as contemplated by the Agreement and Plan of Reorganization, section 368(a)(1)(B) of the Code, in either such case, having the same tax effects applicable to such form of reorganization as under current law; and

                  (II) "Change in Law" shall mean (a) the promulgation of temporary or final Treasury regulations (or proposed regulations having a proposed effective date on or before the Closing Date), (b) the issuance of any Internal Revenue Service notice, ruling or other administrative pronouncement or any other issuance of official interpretative guidance, (c) the enactment of any law (including any technical corrections to the Taxpayer Relief Act of 1997) or (d) the proposal of any law having a proposed effective date on or before the Closing Date.

                  Section 24. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or (ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or (iv) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to the Optionee, to:

                           Farm Family Holdings, Inc.
                           P.O. Box 656
                           Albany, New York  12201-0656

                           Attention:  General Counsel
                                              Telephone:  (518) 431-5409
                                              Telecopy:   (518) 431-5999

                  (b)      If to the Shareholders, to:

                           The addresses of each Shareholder listed on Exhibit A hereto.

                  Section 25. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

                  Section 26. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 27. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

                  Section 28. Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

                  Section 29. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                  Section 30. Action by the Shareholders. Notwithstanding any provision of this Agreement to the contrary, any action or decision required to be taken or made by the Shareholders pursuant to this Agreement may be taken or made by the written consent of the holders of a majority of the Shares held by the Shareholders; provided, however, that no such action or decision shall, without the written consent of all the Shareholders, reduce the percentage of Shareholders required to approve any such action or decision pursuant to this
Section 30. Any action or decision taken or made by the written consent of the holders of a majority of the Shares pursuant to this Section 30 shall apply equally to all Shareholders and shall be binding upon all of them.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                                 FARM FAMILY HOLDINGS, INC.



                                                 By /s/ Philip P. Weber
                                                 ----------------------
                                                 Name:Philip P. Weber
                                                 Title: President & C.E.O.


                                                 CONNECTICUT FARM BUREAU SERVICE
                                                          COMPANY


                                                 By /s/ Norma R. O'Leary
                                                 -----------------------
                                                 Name: Norma R. O'Leary
                                                 Title: President


                                                 DELAWARE FARM BUREAU SERVICE
                                                          COMPANY, INC.


                                                 By /s/ Joseph E. Calhoun
                                                 ------------------------
                                                 Name: Joseph E. Calhoun
                                                 Title: President


                                               MAINE FARM BUREAU SERVICE COMPANY


                                                 By /s/ Sandra A. George
                                                 -----------------------
                                                 Name: Sandra A. George
                                                 Title: President


                                               MASSACHUSETTS FARM BUREAU SERVICE
                                                         COMPANY, INC.


                                                 By /s/ Arthur D. Keown, Jr.
                                                 ---------------------------
                                                 Name: Arthur D. Keown, Jr.
                                                 Title: President

                                                 By /s/ James F. Slattery
                                                 ---------------------------
                                                 Name: James F. Slattery
                                                 Title: Clerk

                                                 NEW HAMPSHIRE FARM BUREAU
                                                          FEDERATION


                                                 By /s/ Gordon H. Gowen
                                                 ----------------------
                                                 Name: Gordon H. Gowen
                                                 Title: President


                                                 NEW JERSEY FARM BUREAU SERVICE
                                                          COMPANY


                                                 By /s/ John I. Rigolizzo, Jr.
                                                 -----------------------------
                                                 Name: John I. Rigolizzo, Jr.
                                                 Title: Vice President


                                                 NEW YORK FARM BUREAU SERVICE
                                                          COMPANY, INC.


                                                 By /s/ John W. Lincoln
                                                 ----------------------
                                                 Name: John W. Lincoln
                                                 Title: President


                                                 RHODE ISLAND FARM BUREAU
                                                       FEDERATION, INC.


                                                 By /s/ William M. Stamp, Jr.
                                                 ----------------------------
                                                 Name: William M. Stamp, Jr.
                                                 Title: President


                                                 VERMONT FARM BUREAU, INC.


                                                 By /s/ Clark W. Hinsdale III
                                                 ----------------------------
                                                 Name: Clark W. Hinsdale III
                                                 Title: President


                                                 WEST VIRGINIA FARM BUREAU, INC.



                                                 By /s/ Charles A. Wilfong
                                                 -------------------------
                                                 Name: Charles A. Wilfong
                                                 Title: President

Schedules to Amended and Restated Option Purchase Agreement not filed.



                                                                      EXHIBIT A

                                        FARM FAMILY LIFE INSURANCE COMPANY

                                                   SHAREHOLDERS


Registered Holder                                                                                          Number of Shares

Connecticut Farm Bureau Service Company
510 Pigeon Hill Road
Windsor, Connecticut  06095-2112 .................................................................................4,864

Delaware Farm Bureau Service Company, Inc.
233 S. Dupont Highway
Camden-Wyoming, Delaware  19934 ..................................................................................2,702

Maine Farm Bureau Service Company
RR 5, Box 1254
4 Gabriel Drive
Augusta, Maine  04330-9322 .......................................................................................1,082

Massachusetts Farm Bureau Service Company, Inc.
466 Chestnut Street
Ashland, Massachusetts  01721-2299 ...............................................................................7,026

New Hampshire Farm Bureau Federation
295 Sheep Davis Road
Concord, New Hampshire  03301 ........................................................................................2

New Jersey Farm Bureau Service Company
168 W. State Street
Trenton, New Jersey  08608.......................................................................................16,215

New York Farm Bureau Service Company, Inc.
Route 9W, Box 992
Glenmont, New York  12077-0992...................................................................................23,783

Rhode Island Farm Bureau Federation, Inc.
201 Comstock Parkway
Cranston, Rhode Island  02921-2007................................................................................2,163

Vermont Farm Bureau, Inc.
RR 2, Box 123
Richmond, Vermont  05477-9605........................................................................................11

West Virginia Farm Bureau, Inc.
1 Red Rock Road
Buckhannon, West Virginia  26201..................................................................................2,163

Total                                                                                                            60,011


                                                                       EXHIBIT B


                              VALUATION PROCEDURES


                  The Fair Market Value per Share shall be based on the fully distributed, independent, public market value of the Common Stock as of the Exercise Date including any reallocation of participating policyholder surplus, but without giving effect to the percentage ownership represented by the Common Stock being valued (individually or in the aggregate), the aggregate amount of the valuation of the Company or the relationship between the Company and the Insurance Subsidiary, including the Company's lack of stand-alone management, infrastructure or distribution system. In determining such value, consideration may be given to the trading value of the publicly traded common stock of comparable companies as well as any other valuation methods or criteria that are deemed relevant.

                                                                       EXHIBIT C



                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                      AND RELATIVE, PARTICIPATING, OPTIONAL
                      AND OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                           FARM FAMILY HOLDINGS, INC.

                            PREFERRED STOCK, SERIES A




                             Pursuant to Section 151
             of the General Corporation Law of the State of Delaware





                  The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of Farm Family Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

                  WHEREAS it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

                  NOW, THEREFORE, BE IT

                  RESOLVED that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions

(in addition to those set forth in the Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

                  SECTION 1. Designation, Number of Shares and Stated Value. The series of Preferred Stock shall be designated the "Preferred Stock, Series A" (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be [ ]. The number of shares of Series A Preferred Stock may be decreased (but not below the number of shares of Series A Preferred Stock at the time outstanding), in the manner specified in the General Corporation Law of the State of Delaware, by an amendment of this Section 1 approved by the Board, but may not be increased or otherwise decreased without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. The stated value of each share of Series A Preferred Stock ("Stated Value") shall be $[ ].

                  SECTION 2. Rank. The Series A Preferred Stock shall, as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other capital stock of the Corporation (other than any class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with any class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock (the "Parity Securities").

                  SECTION 3. Dividends. (a) The holders of outstanding shares of Series A Preferred Stock, in preference to the holders of outstanding shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board, out of funds of the Corporation legally available for the payment of dividends, a cumulative quarterly cash dividend per share in an amount for each Dividend Period (as defined below) calculated by multiplying the Stated Value by the Dividend Rate (as defined below) for such Dividend Period. "Dividend Rate" means, for a Dividend Period, the product of (i) 61/8%, multiplied by (ii) a fraction, the numerator of which is the number of days in such Dividend Period and the denominator of which is 360. Quarterly dividends shall be payable on each January 15, April 15, July 15 and October 15 (each a "Dividend Payment Date"), commencing on the first Dividend Payment Date occurring on or after the Closing Date (as defined in Section 7) (the "Initial Dividend Payment Date"). Each such quarterly dividend shall be cumulative and shall accumulate, whether or not earned or declared and whether or not there are funds of the Corporation legally available for payment of dividends, for the period (each, a "Dividend Period") commencing on and including the most recent Dividend Payment Date to which dividends have been paid or accumulated to but excluding the next succeeding Dividend Payment Date, except that (x) the Dividend Period terminating on the Initial Dividend Payment Date (the "Initial Dividend Period") shall commence on and include the Closing Date and (y) with respect to shares of Series A Preferred Stock which are redeemed pursuant to Section 4(a) or Section 4(b) or redeemed upon a Liquidation Transaction (as defined in Section 5), as the case may be, the final Dividend Period shall terminate on the applicable redemption date or distribution date, as the case may be. Dividends shall be payable, net of any amounts required to be withheld for or with respect to taxes, to holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than 60 days nor less than 10 days prior to the respective Dividend Payment Date, as shall be fixed by the Board. If any Dividend Payment Date is not a business day, the quarterly dividend to be paid on such Dividend Payment Date shall be paid on the next following business day. A "business day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed. Payments of quarterly dividends shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the stock books of the Corporation.

                  (b) All dividends paid with respect to shares of Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

                  (c) When dividends are not paid in full upon the Series A Preferred Stock, any dividends declared or paid upon shares of Series A Preferred Stock and any Parity Securities shall be declared or paid, as the case may be, pro rata so that the amounts of dividends declared or paid, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any Parity Securities which may be in arrears.

                  (d) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of dividends on any Junior Securities or Parity Securities, as the case may be, no dividends shall be declared or paid or sum set apart for such payment or any other distribution made on or with respect to such Junior Securities or Parity Securities, as the case may be, for any period, except (i) in the case of Junior Securities, other than dividends payable or distributions made in shares of Junior Securities, and (ii) in the case of Parity Securities, pro rata so that the amounts of dividends declared, paid or set apart or other distributions made per share on the Series A Preferred Stock and such other Parity Securities bear in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

                  (e) Unless full cumulative dividends have been or contemporaneously are declared by the Board and paid or declared and a sum set apart sufficient for such payment by the Corporation on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of any event described in clause (i) or (ii) of this Section 3(e), the Corporation shall not, and shall not permit its Subsidiaries (as defined in Section 7) to, (i) redeem, purchase, retire or otherwise acquire for any consideration any shares of Series A Preferred Stock, unless (x) all shares of Series A Preferred Stock outstanding shall be redeemed, repurchased, retired or otherwise acquired or (y) the shares of Series A Preferred Stock are redeemed, purchased, retired or otherwise acquired pro rata from among the holders of the shares then outstanding or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (x) in the case of Junior Securities, other than redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities, and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

                  SECTION 4. Redemption. (a) On and after the tenth anniversary of the date of issuance of each share of Series A Preferred Stock then outstanding, such share shall be subject to redemption, at the option of the Corporation, at any time in whole or from time to time in part, at a redemption price per share equal to the Stated Value, together with accumulated and unpaid dividends thereon to the redemption date, without interest. In lieu of a cash payment of the amounts due upon such redemption, the Corporation may issue shares of Common Stock to the holders of shares of Series A Preferred Stock in full payment of all such amounts, by giving written notice (in the manner described in Section 4(d)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Series A Preferred Stock out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate Stated Value of all shares of Series A Preferred Stock to be redeemed that are owned by such holder as shown on the stock books of the Corporation, together with accumulated and unpaid dividends thereon to the redemption date, by the Current Market Price (as defined in Section 7) as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any holder, pay to such holder cash in an amount equal to that fraction of the Current Market Price as of the redemption date. If less than all shares of Series A Preferred Stock then outstanding are to be redeemed, the shares of Series A Preferred Stock will be redeemed pro rata from among the holders of shares of Series A Preferred Stock then outstanding.

                  (b) On the date following the twentieth anniversary of the date of issuance of each share of Series A Preferred Stock then outstanding, the Corporation shall redeem such share of Series A Preferred Stock, in each case at a redemption price per share equal to the Stated Value, together with accumulated and unpaid dividends thereon to the redemption date, without interest. If the date that is one day after the twentieth anniversary of the issuance of the Series A Preferred Stock is not a business day (as defined in Section 3(a) hereof), the Series A Preferred Stock shall be redeemed by the Corporation on the next following business day. In lieu of a cash payment of the amounts due upon such mandatory redemption, the Corporation may issue shares of Common Stock to the holders of shares of Series A Preferred Stock in full payment of all such amounts, by giving written notice (in the manner described in Section 4(d)) to such holders. If such notice is so given, the Corporation shall issue and deliver or cause to be delivered to each holder of shares of Series A Preferred Stock out of its authorized but unissued Common Stock or Common Stock held in treasury that number of shares of Common Stock determined by dividing the aggregate Stated Value of all shares of Series A Preferred Stock to be redeemed that are owned by such holder as shown on the stock books of the Corporation, together with accumulated and unpaid dividends thereon to the redemption date, by the Current Market Price as of the redemption date. The Corporation shall, in lieu of issuing any fractional shares of Common Stock to any holder, pay to such holder cash in an amount equal to that fraction of the Current Market Price as of the redemption date.

                  (c) All shares of Common Stock issued and delivered pursuant to Section 4(a) or Section 4(b) will upon issuance by the Corporation and delivery be duly and validly issued, fully paid and nonassessable and free from all documentary, stamp, transfer or other transactional taxes and all liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

                  (d)  Notice of any  redemption  pursuant  to  Section  4(a) or
Section 4(b) will be given to the holders of shares of Series A Preferred Stock not less than 10 nor more than 30 days prior to the date fixed for redemption or the mandatory redemption date, as the case may be. Notice of redemption will be given by first class mail to such holders' respective addresses as shown on the stock books of the Corporation and will specify (i) the date fixed for redemption or the mandatory redemption date, as the case may be, and (ii) the applicable redemption price. In the case of a partial redemption pursuant to
Section 4(a), such notice shall also specify the number of shares of Series A Preferred Stock to be redeemed from each holder and the aggregate number of shares of Series A Preferred Stock which will be outstanding after such redemption.

                  (e) If funds for the redemption of any or all shares of Series A Preferred Stock shall have been irrevocably set apart for redemption on the redemption date, such shares of Series A Preferred Stock shall from and after the redemption date cease to accumulate dividends and the only right of the holders of such shares shall be to receive payment of the redemption price and all accumulated and unpaid dividends on such shares to the date of redemption.

                  (f) If the Corporation shall fail at any time to discharge its obligation to redeem shares of Series A Preferred Stock pursuant to paragraph
(4)(b) (a "Mandatory Redemption Obligation"), such Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as such Mandatory Redemption Obligation shall not have been fully discharged, the Corporation shall not (i) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Parity Securities, except that dividends may be declared, paid or set apart for payment or other distributions made upon shares of Series A Preferred Stock and any Parity Securities pro rata so that the amounts of dividends declared, paid or set apart or other distributions made per share on the Series A Preferred Stock and such other Parity Securities bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments, if any, per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other; (ii) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Junior Securities, other than dividends paid or distributions made in shares of Junior Securities; or (iii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except, (x) in the case of Junior Securities, other than redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that accumulated and unpaid dividends and required redemption payments per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

                  (g) Any cash payment to a holder of shares of Series A Preferred Stock on any redemption date shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address of such holder as shown on the stock books of the Corporation.

                  SECTION 5. Liquidation. The shares of Series A Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference in an amount per share of Series A Preferred Stock equal to the Stated Value, plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Series A Preferred Stock to the date of final distribution. If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series A Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Series A Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidation Transaction, the Corporation shall give written notice to the holders of shares of Series A Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.

                  SECTION 6. Voting Rights. (a) The holders of shares of Series A Preferred Stock shall not be entitled to any voting rights except as provided in this Section 6, the Certificate of Incorporation of the Corporation or as otherwise required by law.

                  (b) Each share of Series A Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation, not voting separately as a class but together with all other stockholders, each such share carrying one vote.

                  (c) For purposes of any vote or consent under this Section 6 by the holders of shares of the Series A Preferred Stock, any shares of Series A Preferred Stock owned by the Corporation or by any of its Subsidiaries shall be deemed not to be outstanding (unless otherwise provided by the General Corporation Law of the State of Delaware).

                  SECTION 7.  Definitions.  For purposes of this
Certificate:

                  (a) "Closing Date" means the date of the closing of the Option Purchase Agreement (as defined below);

                  (b) "Closing Price" means, for any Trading Day (as defined below), the last reported sales price, regular way, per share of Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, per share of Common Stock, in either case as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not then listed or admitted to trading on any national securities exchange, as quoted through the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted through such National Market System, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock selected from time to time by the Corporation for that purpose with the consent of the Required Holders (as defined below);

                  (c) "Current Market Price" means, as of any date, the average of the Closing Prices for the 30 consecutive Trading Days ending on the Trading Day prior to such date;

                  (d) "Option Purchase Agreement" means the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998, among the Corporation and the stockholders of Farm Family Life Insurance Company, as amended from time to time;

                  (e) "Required Holders" means, at any date, the holders of at least two-thirds of the aggregate Stated Value of the shares of Series A Preferred Stock then outstanding disregarding the aggregate Stated Value of any of such shares owned by the Corporation or by any of its Subsidiaries;

                  (f) "Subsidiary" has the meaning ascribed to such term in the Option Purchase Agreement; and

                  (g) "Trading Day" means any day the New York Stock Exchange is open for regular trading.


                  IN WITNESS WHEREOF, Farm Family Holdings, Inc. has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Preferred Stock, Series A, to be duly executed by its [ ] and attested to by its [ ] and has caused its corporate seal to be affixed hereto, as of this [ ] day of [ ].


                                                  ------------------------------
                                                     Name:
                                                     Title:

Corporate Seal

ATTEST:


----------------------------------
Name:
Title:

                                                                       EXHIBIT D


                    FORM OF OPINION OF COUNSEL TO SHAREHOLDER


                  1. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of [the jurisdiction in which it is organized]. Shareholder has all necessary power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise to own, lease and operate its properties and to conduct its business as now being conducted and to own the Shares.

                  2. Shareholder has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. Shareholder has taken all necessary corporate action to duly and validly authorize its execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. The Agreement has been duly executed and delivered by Shareholder and is the legal, valid and binding obligation of Shareholder, enforceable against Shareholder, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws relating to or effecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  3. The authorized capital stock of the Company consists of 61,000 shares of Common Stock of which 60,011 are issued and outstanding. The Shares [pertains only to what is owned by Shareholder] have been duly authorized and validly issued and are fully paid and nonassessable. The Shares have not been issued in violation of, and none of the Shares are subject to, any preemptive or subscription rights. There are no outstanding warrants, options, contracts, convertible or exchangeable securities or other commitments (other than the Agreement) pursuant to which Shareholder or the Company is or may be obligated to issue, sell, purchase, return or redeem any Shares. Shareholder is the record and beneficial owner of the Shares free and clear of any Liens. Upon consummation of the transactions contemplated by the Agreement, the Optionee will acquire record and beneficial ownership of the Shares, free and clear of any Liens. Other than the Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

         4. Neither the execution, delivery and performance of the Agreement by Shareholder nor the consummation of the transactions contemplated thereby will:
(i) violate any provision of the certificate of incorporation, by-laws or other charter or organizational document of Shareholder; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which Shareholder is a party or by or to which any of them or their assets or properties may be bound or subject, except for such of the foregoing as would not have a Material Adverse Effect or interfere in any material way with the ability of Shareholder to consummate the transactions contemplated thereby; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, any Contract with, or condition imposed by, any Governmental Authority binding upon Shareholder or upon the business, properties or assets of such Shareholder, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of Shareholder to consummate the transactions contemplated hereby; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Shareholder or to the business, properties or assets of Shareholder, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of such Shareholder to consummate the transactions contemplated hereby; or (v) result in the creation or imposition of any material Lien on any of the properties or assets of such Shareholder (including any of the Shares).

                  5. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained, made or given by or with respect to Shareholder, in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby other than under: (i) the insurance laws of the State of New York; and (ii) the HSR Act.

                  6. There is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to our knowledge, threatened against Shareholder, or the assets, properties or businesses of Shareholder, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which questions the validity of the Agreement or any action taken or to be taken by Shareholder pursuant to the Agreement or in connection with the transactions contemplated thereby.

                                                                       EXHIBIT E


                       FORM OF OPINION OF GENERAL COUNSEL
                    TO THE OPTIONEE AND INSURANCE SUBSIDIARY


                  1. Each of the Optionee and the Insurance Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Optionee and the Insurance Subsidiary has all necessary power and authority and possesses all rights, licenses, authorizations and approvals, governmental or otherwise to own, lease and operate its properties and to conduct its business as now being conducted.

                  2. Optionee has all necessary corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. Optionee has taken all necessary corporate action to duly and validly authorize its execution and delivery of the Agreement and the consummation of the transactions contemplated thereby. The Agreement has been duly executed and delivered by Optionee and is the legal, valid and binding obligation of Optionee, enforceable against Optionee, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws relating to or effecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  3. The shares of Optionee Common Stock and Voting Preferred Stock to be issued to the Shareholders pursuant to the Agreement will be duly authorized prior to the Closing Date and, when issued and delivered as provided in the Agreement, will be validly issued, fully paid and nonassessable. Upon delivery of the shares of Optionee Common Stock and Voting Preferred Stock to the Shareholders as provided in the Agreement, the Shareholders will acquire such shares free and clear of any Liens.

                  4. Neither the execution, delivery and performance of the Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the certificate of incorporation, by-laws or other charter or organizational document of the Optionee or the Insurance Subsidiary;
(ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any Contract to which the Optionee or the Insurance Subsidiary is a party or by or to which any of them or their assets or properties may be bound or subject, except for such of the foregoing as would not have a Material

Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon the Optionee or the Insurance Subsidiary, or upon the business, properties or assets of the Optionee or the Insurance Subsidiary, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Optionee or the Insurance Subsidiary, or to the business, properties or assets of the Optionee or the Insurance Subsidiary, except for such violations as would not have a Material Adverse Effect or interfere in any material way with the ability of the Optionee to consummate the transactions contemplated hereby; or (v) result in the creation or imposition of any material Lien on any of the properties or assets of the Optionee or the Insurance Subsidiary.

                  5. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained, made or given by or with respect to the Optionee or the Insurance Subsidiary in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby other than: (i) under the insurance laws of the State of New York; (ii) under the HSR Act; and (iii) under federal securities laws in connection with the approval required by the stockholders of the Optionee.

                  6. There is no judicial, administrative or regulatory action, proceeding, investigation or inquiry or administrative charge or complaint pending or, to my knowledge, threatened against the Optionee or the Insurance Subsidiary, the respective assets, properties or businesses of the Optionee or the Insurance Subsidiary, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which questions the validity of the Agreement or any action taken or to be taken by the Optionee pursuant to the Agreement or in connection with the transactions contemplated thereby.

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [ ], by and among FARM FAMILY HOLDINGS, INC., a Delaware corporation (the "Company"), and THE SHAREHOLDERS OF THE COMPANY set forth on the signature pages hereof (each, a "Shareholder" and collectively, the "Shareholders").

                  WHEREAS, each of the Shareholders is the owner of the number of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") set forth opposite the name of such Shareholder on Exhibit A hereto (collectively, the "Shares"); and

                  WHEREAS, pursuant to the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998 (the "Option Purchase Agreement"), by and among the Company and each of the Shareholders, the Company agreed to grant to the Shareholders certain registration rights with respect to the Shares upon the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  Section 1.  Demand Registration.

                  1.1 Notice. Upon the terms and subject to the conditions set forth herein, upon written notice by the holders of a majority of the Shares held by the Shareholders or their Permitted Transferees (as defined in Section 1.3) (the Shareholders and such Permitted Transferees being collectively referred to herein as the "Holders") requesting that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities
Act"), of the Shares held by such Holders, which notice shall specify the intended method or methods of disposition of such Shares, the Company will promptly give written notice of the proposed registration to all other Holders and will use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within 20 days after receipt of the Company's written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request; provided, however, that:

                           (a)  if the Company shall have previously effected
a registration, the Company shall not be required to effect a registration pursuant to this Section 1 until 180 days shall have elapsed from the effective date of the most recent such previous registration;

                           (b)  if, upon receipt of a registration request
pursuant to this Section 1, the Company is advised in writing, with a copy to the Holders of Shares proposed to be included in the offering (the "Selling Holders"), by a recognized independent investment banking firm selected by the Company that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities by the Company (other than in connection with employee benefit and similar plans) (a "Company Offering") that had been contemplated by the Company prior to the notice by the Holders requesting registration, the Company shall not be required to effect a registration pursuant to this Section 1 until the earliest of (i) 180 days after the completion of such Company Offering, (ii) the termination of any "blackout" period required by the underwriters, if any, to be applicable to the Holders in connection with such Company Offering, (iii) promptly after abandonment of such Company Offering or (iv) 180 days after the date of written notice by the Holders requesting registration;

                           (c)  if, while a registration request is pending
pursuant to this Section 1, the Company determines in the good faith judgment of the general counsel of the Company that the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with the requirements of the Securities and Exchange Commission ("SEC"), the Company shall not be required to effect a registration pursuant to this
Section 1 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 120 days after the Company makes such good faith determination;

                           (d)  subject to Section 2.3(b), Holders shall have
the right to exercise registration rights pursuant to this
Section 1 only once; and

                           (e)  the number of Shares registered pursuant to a
registration requested pursuant to this Section 1, (i) shall represent more than 35% of the Shares and (ii) shall have an aggregate expected offering price of at least $10 million.

                  1.2 Registration Expenses. All Registration Expenses (as defined in Section 6) for any registration requested pursuant to this Section 1 shall be paid 50% by the Company and 50% by the Selling Holders, on the basis of the respective amounts of the securities then being registered on behalf of each of such Selling Holder; provided that if any securities are registered for sale for the account of any Person (as such term is defined in Section 2(2) of the Securities Act) other than the Selling Holders pursuant to Section 1, each such other Person shall bear its pro rata share of the Registration Expenses.

                  1.3 Permitted Transferees. As used in this Agreement, "Permitted Transferees" shall mean any transferee, whether direct or indirect, of Shares designated by any Shareholder in a written notice to the Company as provided for in Section 7.5. Such written notice shall be signed by such Shareholder and the

Permitted Transferee so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to such Shareholder. Permitted Transferees will be entitled to the benefits of this Agreement.

                  1.4 Third Person  Shares.  The Company shall have the right to cause the registration of securities for sale for its own account or for the account of any Person in any registration of Shares requested pursuant to this
Section 1; provided that the Company shall not have the right to cause the registration of such securities if the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder) that, in such firm's opinion, registration of such securities would materially and adversely affect the offering and sale of Shares then contemplated by the Selling Holders.

                  1.5 Selection of Underwriters. If a requested registration pursuant to this Section 1 involves an underwritten offering, there shall be selected one or more underwriters for such Shares, such underwriters to be selected by the holders of a majority of the Shares held by the Selling Holders requesting such registration.

                  1.6 Priority in Requested Registrations. If a requested registration pursuant to this Section 1 involves an underwritten offering, and the managing underwriter shall advise the Selling Holders requesting registration of Shares in writing (with a copy to the Company) that, in its opinion, the inclusion of all the securities to be included in such registration would interfere with the sale of the Shares to be sold in such offering by the Selling Holders within a price range acceptable to the majority (by number of Shares) of the Selling Holders requesting such registration, the Company will include in such registration (i) first, Shares requested to be included in such registration by such Selling Holders, pro rata among such Selling Holders on the basis of the number of Shares which are requested by them and (ii) second, securities of the Company proposed by the Company to be sold for its own account or for the account of any Person.

                  1.7 Effective Registration. Notwithstanding any provision herein to the contrary, a registration requested pursuant to Section 1.1 hereof shall not be deemed to have been effected (and not requested for purposes of Section 1.1) (i) unless the registration statement relating thereto has become effective under the Securities Act, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by a Selling Holder and, as a result thereof, the Shares requested to be registered cannot be completely distributed in accordance with the plan of distribution, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some act or omission by a Selling Holder or (iv) if, pursuant to Section 1.6, less than all of the Shares requested to be registered were actually registered.


                  Section 2.  Registration Procedures.

                  2.1 Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Shares under the Securities Act as provided in Section 1, the Company will as promptly as is practicable:

                           (a)  prepare, file and use its best efforts to
cause to become effective a registration statement under the Securities Act regarding such Shares, which registration statement will be on a form consistent with the intended method of distribution thereof; provided, however, that before filing with the SEC a registration statement or prospectus, the Company shall furnish to counsel for the Selling Holders copies of all such documents proposed to be filed, which documents shall be subject to the reasonable and timely review of counsel for the Selling Holders. The Company will also notify counsel for the Selling Holders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                           (b)  prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of such Shares until the earlier of (i) such time as such Shares have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement or
(ii) such time as such Shares are no longer required to be registered for the sale thereof by the Holder thereof by reason of Rule 144(k) of the SEC under the Securities Act or any other rule of similar effect;

                           (c)  furnish to the Selling Holders and to any
underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and
supplement thereto (in each case including all exhibits), such number of copies (one of which will be fully executed) of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

                           (d)  use its best efforts to register or qualify
all Shares covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of its Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                           (e)  (i) furnish to the Selling Holders, addressed
to them, an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (ii) use its best efforts to furnish to the Selling Holders, addressed to them, a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request;

                           (f)  immediately notify the Selling Holders at any
time when a prospectus relating to a registration pursuant to Section 1 is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) make available senior management personnel to participate in, and cause them to cooperate with the underwriters in connection with, the "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Shares; and

                  (h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  The Company may require the Selling Holders to furnish the Company with such information regarding the Selling Holders and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

                  Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), such Selling Holder will forthwith discontinue its disposition of Shares pursuant to the registration statement relating to such Shares until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(f) and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies (other than permanent file copies then in such Selling Holder's possession) of the prospectus relating to such Shares current at the time of receipt of such notice.

                  2.2 Underwriting. If requested by the underwriters for any underwritten offering of Shares pursuant to a registration requested hereunder (including any registration under Section 2 which involves, in whole or in part, an underwritten offering), the Company will use reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 4 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.1(e). The Selling Holders of Shares to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

                  2.3 Blackout Periods. (a) At any time when a registration statement effected pursuant to Section 1 relating to Shares is effective, upon written notice from the Company to the Selling Holders that the Company determines in the good faith judgment of the general counsel of the Company that the Selling Holders sale of Shares pursuant to the registration statement would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with SEC requirements (an "Information Blackout"), the Selling Holders shall suspend sales of Shares pursuant to such registration statement until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material, (ii) 120 days after the Company makes such good faith determination or (iii) such time as the Company notifies the Selling Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

                           (b)  Any delivery by the Company of notice of an
Information Blackout during the 120 days immediately following effectiveness of any registration statement effected pursuant to Section 1 shall give the Selling Holders the right, by notice to the Company within 20 days after the end of such blackout period, to cancel such registration and obtain for the Holders one additional registration right (a "Blackout Termination Right") under Section 1.1(d).

                           (c)  If there is an Information Blackout and the
Selling Holders do not exercise the cancellation right, if any, pursuant to clause (b) of this Section 2.3, or, if such cancellation right is not available, the period set forth in Section 2.1(b)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

                  2.4 Listing. In connection with the registration of any offering of Shares pursuant to this Agreement, the Company agrees to use its best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed or otherwise facilitate the public trading of such Shares.

                  2.5 Holdback Agreement. To the extent not inconsistent with applicable law, each Shareholder agrees not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90 days after any registration pursuant to Section 1 has become effective, except as part of such registration, if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                  Section 3.  Preparation; Reasonable Investigation.  In
                              -------------------------------------
connection with the preparation and filing of each registration statement registering Shares under the Securities Act pursuant to this Agreement, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business, financial condition and results of operations of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  Section 4.  Indemnification and Contribution.

                  4.1 Indemnification and Contribution. (a) In the event of any registration of any Shares hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Person, as incurred, for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Holders or such underwriter specifically for use in the preparation thereof and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Selling Holders or any such Person and shall survive the transfer of such securities by the Selling Holders. The Company also shall agree to provide for contribution as shall reasonably be requested by the Selling Holders or any underwriters in circumstances where such indemnity is held unenforceable.

                           (b)  The Selling Holders, by virtue of exercising
their respective registration rights hereunder, agree and undertake, jointly and severally, to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause
(a) of this Section 4), jointly and severally, the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if, but only to the extent that, such statement or omission was made in reliance upon and in conformity with written information furnished by the Selling Holders to the Company specifically for inclusion in such registration statement or prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Holders. The Selling Holders also shall agree to provide for contribution as shall reasonably be requested by the Company for any underwriters in circumstances where such indemnity is held unenforceable.

                           (c)  Indemnification and contribution similar to
that specified in the preceding subdivisions of this Section 4 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

                  Section 5. Benefits and Termination of Registration Rights. The Shareholders may jointly exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves; provided, however, any Permitted Transferees of Shares shall be subject to and bound by all of the terms and conditions hereof applicable to any Shareholder and, to the extent that a Permitted Transferee requests to be included in an offering, to those terms and conditions expressly applicable to Selling Holders. The registration rights hereunder shall cease to apply to Shares: (a) when a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement; (b) such time as such Shares are no longer required to be registered for the sale thereof by the Holder thereof by reason of Rule 144(k) of the SEC under the Securities Act or any other rule of similar effect; (c) when they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) when they shall have ceased to be outstanding; or (e) in all events, on the second anniversary of the date of this Agreement.

                  Section 6. Registration Expenses. As used in this Agreement, the term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of Shares to be disposed of under the Securities Act; (b) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (c) the cost of printing and producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of Shares to be disposed of; (d) all expenses in connection with the qualification of Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (e) the filing fees incident to securing any required review by the securities exchange on which any shares of the Common Stock are then listed of the terms of the sale of Shares to be disposed of; (f) the costs of preparing stock certificates; and (g)the costs and charges of the Company's transfer agent and registrar. Registration Expenses shall not include underwriting discounts and underwriters commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, which shall be paid by the Selling Holders.

                  Section 7.  Miscellaneous.

                  7.1 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates the rights expressly granted to the Shareholders in this Agreement.

                  7.2 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and with respect to the Company, its respective successors and assigns, and with respect to any Shareholder, any Permitted Transferees of the Shares.

                  7.3 Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

                  7.4 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

                  7.5 Rule 144. If and for so long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall take measures and file such information, documents, and reports as shall be required by the SEC as a condition to the availability of Rule 144 (or any successor provision) under the Securities Act.

                  7.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally, or
(ii) sent by reputable overnight courier service, or (iii) telecopied (which is confirmed), or

(iv) five days after being mailed by registered or certified mail return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to the Company, to:

                           Farm Family Holdings, Inc.
                           P.O. Box 656
                           Albany, New York  12201-0656

                           Attention:  General Counsel
                            Telephone: (518) 431-5409
                            Telecopy: (518) 431-5999

                  (b)      If to the Shareholders, to:

                           The addresses of each Shareholder listed on Exhibit A hereto.

                           with a copy to:

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, New York  10019

                           Attention:  Jeff Liebmann

                  7.7 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term or covenant contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as furthering or continuing waiver of any such condition or of the breach of any other provision, term or covenant of this Agreement.

                  7.8 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  7.9   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FARM FAMILY HOLDINGS, INC.


By___________________________
    Name:
    Title:


CONNECTICUT FARM BUREAU
    SERVICE COMPANY


By___________________________
    Name:
    Title:


DELAWARE FARM BUREAU SERVICE
    COMPANY, INC.


By___________________________
    Name:
    Title:


MAINE FARM BUREAU SERVICE
    COMPANY


By___________________________
    Name:
    Title:


MASSACHUSETTS FARM BUREAU
    SERVICE COMPANY, INC.


By___________________________
    Name:
    Title:

NEW HAMPSHIRE FARM BUREAU
    FEDERATION


By___________________________
    Name:
    Title:


NEW JERSEY FARM BUREAU SERVICE
    COMPANY


By___________________________
    Name:
    Title:


NEW YORK FARM BUREAU SERVICE
    COMPANY, INC.


By___________________________
    Name:
    Title:


RHODE ISLAND FARM BUREAU
    FEDERATION, INC.


By___________________________
    Name:
    Title:


VERMONT FARM BUREAU, INC.


By___________________________
  Name:
    Title:


WEST VIRGINIA FARM BUREAU, INC.


By___________________________
    Name:
    Title:

                                                                       EXHIBIT A

                           FARM FAMILY HOLDINGS, INC.

                                  SHAREHOLDERS

Registered Holder                                              Number of Shares*

Connecticut Farm Bureau Service Company
510 Pigeon Hill Road
Windsor, Connecticut  06095-2112

Delaware Farm Bureau Service Company, Inc.
233 S. Dupont Highway
Camden-Wyoming, Delaware  19934

Maine Farm Bureau Service Company
RR 4, Box 1254
4 Gabriel Drive
Augusta, Maine  04330-9322

Massachusetts Farm Bureau Service Company, Inc.
466 Chestnut Street
Ashland, Massachusetts  01721-2299

New Hampshire Farm Bureau Federation
295 Sheep Davis Road
Concord, New Hampshire  03301

New Jersey Farm Bureau Service Company
168 W. State Street
Trenton, New Jersey  08608

New York Farm Bureau Service Company, Inc.
Route 9W, Box 992
Glenmont, New York  12077-0992

Rhode Island Farm Bureau Federation, Inc.
201 Comstock Parkway
Cranston, Rhode Island  02921-2007

Vermont Farm Bureau, Inc.
RR 2, Box 123
Richmond, Vermont  05477-9605

West Virginia Farm Bureau, Inc.
1 Red Rock Road
Buckhannon, West Virginia  26201

Total


[*  To be completed upon closing of Option Purchase Agreement.]

                                                                       Exhibit G




                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


                  AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of February 26, 1998, by and between Farm Family Holdings, Inc. ("FFH") and [Name of Service Company] (the "Company"),


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, FFH and the Company are parties to that certain Option Purchase Agreement, dated as of February 14, 1996, as amended by Amendment No. 1, dated as of April 22, 1997, and as further amended by and restated as the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998 (the "Option Agreement") pursuant to which FFH has the option to acquire from the Company all shares of stock in Farm Family Life Insurance Company ("Life") held by the Company (the "Option"), such shares representing substantially all of the assets of the Company, in exchange for FFH Common Stock and FFH Voting Preferred Stock (collectively, the "FFH Stock");

                   WHEREAS, on April 30, 1997 FFH first notified the Company that it proposes to exercise the Option;

                  WHEREAS,   FFH  thereafter   engaged  Salomon   Brothers  Inc.
("Salomon") to determine the "Fair Market Value per Share" of the Life stock, pursuant to section 3(a) of the Option Agreement;

                  WHEREAS, following receipt of Salomon's valuation of the Life stock (the "Optionee Valuation"), FFH provided the Company with a copy of the Optionee Valuation and notice that it continued to propose to exercise the Option, in accordance with section 3(a) of the Option Agreement;

                  WHEREAS, the Company and the other shareholders of Life (collectively, the "Shareholders") disagreed with the Optionee Valuation and hired Donaldson, Lufkin & Jenrette Securities Corp. to value the Life stock (the "Shareholder Valuation");

                  WHEREAS, FFH disagreed with the Shareholder Valuation, and the parties have endeavored to resolve their valuation differences pursuant to section 3 of the Option Agreement;

                   WHEREAS, concurrent herewith the parties have amended and restated the Option Agreement;

                  WHEREAS, upon issuance of a notice of election to exercise the Option (the "Exercise Notice") pursuant to section 4(a) of the Option Agreement, FFH shall be bound to acquire the Company's shares of stock in Life in exchange for the FFH Stock in accordance with the terms of the Option Agreement, subject only to (i) the approval of the shareholders of FFH as provided for in section 14 thereof and (ii) the satisfaction of the closing conditions set forth in section 7(a) thereof, and provided that the Option Agreement is not terminated pursuant to section 16 thereof;

                  WHEREAS, in order to obtain the approval of its shareholders, FFH is required to issue a proxy statement to its shareholders seeking their approval; and

                  WHEREAS, the parties wish to set forth their understanding of certain matters pertaining to the acquisition by FFH of the Life stock held by the Company;

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, provided FFH shall have issued the Exercise Notice, the parties hereto agree as follows:

                    1. Following receipt of the Exercise Notice, (i) the Board of Directors of the Company shall adopt a resolution generally in the form of Exhibit A attached hereto (or such comparable form of resolution that effects the same result), authorizing the Company to distribute all of its assets in liquidation as part of an overall plan of reorganization, (ii) the Company shall adopt a Plan of Distribution generally in the form of Exhibit B attached hereto (or such comparable form of plan of distribution that effects the same result) and (iii) in due course the Company shall seek the approval of its shareholders therefor.

                    2. FFH shall prepare a proxy statement for the purpose of obtaining shareholder approval of the acquisition of the Life stock pursuant to the Option Agreement, and shall provide the Company and its counsel a reasonable opportunity for review and comment.

                    3. Following FFH shareholder approval and the satisfaction or waiver of the other closing conditions set forth in the Option Agreement, the exchange of shares will close (the "Closing") in accordance with the terms of the Option Agreement.

                    4. Following receipt of the FFH Stock, as an integral part of the plan of reorganization described in this Agreement, the Company shall distribute all of its assets in liquidation in accordance with the Plan of Distribution, provided that (i) the Company shall have obtained any requisite shareholder approvals and (ii) any conditions to dissolution pursuant to the Plan of Distribution shall have been satisfied (or waived in the sole discretion of the Board of Directors of the Company).

                    5. (a) It is the intent of the parties hereto that the transactions contemplated hereby will qualify as a "reorganization" within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties hereby agree, provided steps 1 through 4 above shall have been completed as contemplated, to file their tax returns in a manner consistent with such classification and otherwise to act in a manner consistent therewith.

                         (b) Upon advance written notice, the Company shall grant FFH reasonable access to information contained in the records and files of the Company concerning its federal income tax attributes as the same shall be relevant to FFH under sections 362 and 381 of the Code.

                    6. (a) The parties agree to execute such other documents and to take such other actions or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

                         (b) FFH further agrees to deliver, at Closing, a representation letter in the form previously agreed upon by counsel to the parties (subject to such revisions as unforeseen circumstances occurring hereafter may require) so as to facilitate the rendering of an opinion by tax counsel to the Company as to the federal income tax consequences of the transactions contemplated hereby.

                    7. The parties may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

                    8. This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and which shall be effective as of the date first above written.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    FARM FAMILY HOLDINGS, INC.

                                    By ________________________

                                    Name:
                                    Title:
                                    Date:


                                    [NAME OF SERVICE COMPANY]

                                    By ________________________

                                    Name:
                                    Title:
                                    Date:

                                    Exhibit A


                  Sample Board Resolution of [State] Farm Bureau Service Company


              The  Board  of  Directors  of  [Name  of  Service   Company]  (the
              "Company") hereby [unanimously] adopts the following resolution:

              "RESOLVED, that the Company be voluntarily dissolved pursuant to the Plan of Distribution hereby approved by the Board of Directors and in accordance with [statutory section reference] of the [State] [Business Corporation] Law of [year], as amended, [provided, however, the Board of Directors may determine to proceed under [alternative statutory section reference of the [State statute] rather than [prior cite] prior to the time when [articles of dissolution] are filed in the [State] [Department of State], notwithstanding the adoption by the shareholders of this resolution] and provided, [further] however, that no such dissolution under the Plan of Distribution [or alternative statutory dissolution] shall take place unless the Company has obtained a satisfactory tax opinion of Dewey Ballantine LLP as to the federal income tax consequences of the acquisition by Farm Family Holdings, Inc. of the stock of Farm Family Life Insurance Company held by the Company and the distribution of assets in liquidation of the Company following such acquisition as contemplated hereby.

A copy of a sample Plan of Distribution of the Company is attached as Exhibit B to the Agreement and Plan of Reorganization dated as of February 26, 1998, by and between Farm Family Holdings, Inc. and the Company.

                                    EXHIBIT B

       Sample Plan of Distribution of [State] Farm Bureau Service Company





                            [NAME OF SERVICE COMPANY]
                              PLAN OF DISTRIBUTION

                  This Plan of Distribution (the "Plan") is for the purpose of effecting the dissolution and distribution of assets in liquidation of [Name of Service Company], a [State] corporation (the "Company"), in accordance with and pursuant to the provisions of the [State] [Business Corporation] Law and Section 368(a) of the Internal Revenue Code of 1986, as amended, in substantially the following manner:

1. Effective Date. The Plan shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of [a majority] of the outstanding shares of the Common Stock [and any other applicable classes of stock] of the Company, voting separately as a class and together, [at a meeting (the "Meeting") of] [pursuant to a proxy completed by] the Company's shareholders (the "Shareholders").1

2. Cessation of Business. After the Effective Date, the Company shall not engage in any business activities except for the purposes of (i) prosecuting or defending lawsuits by or against the Company, (ii) enabling the Company gradually to settle and close its business, dispose of and convey its property, discharge liabilities and wind up its business affairs and (iii) making the Liquidation Distribution (as hereinafter defined) and distributing its remaining assets, if any, in accordance with the Plan. The Board of Directors of the Company (the "Board") and, at its pleasure, the officers, shall continue in office solely for these purposes. After [Articles of Dissolution] are filed with the [State] Department of State, the Company will not plan to hold any further annual meetings of its Shareholders.

3. Dissolution. As promptly as practicable after the Effective Date and upon the filing of Articles of Dissolution with the [State] Department of State the Company shall be dissolved pursuant to [statutory references] of the [State] [Business Corporation] Law.

                (1) This document assumes that the Service Company shareholders will vote on the Plan of Distribution after the Closing Date of the transaction set forth in the Amended and Restated Option Purchase Agreement. If a Service Company prefers another approach, this paragraph should be revised accordingly.

4. Disposition of Assets. As part of an overall plan of reorganization, the Company has entered into (a) the Option Purchase Agreement dated as of February 14, 1996 (as amended by Amendment No.1 dated as of April 22, 1997, and as further amended by and restated as the Amended and Restated Option Purchase Agreement dated as of February 26, 1998) between the Company (as a shareholder of Farm Family Life Insurance Company ("FF Life"), a New York domiciled stock life insurance company)) and Farm Family Holdings, Inc., a Delaware corporation ("Holdings") providing Holdings with an option to acquire the Company's stockholdings in FF Life (such stockholdings constituting substantially all of the assets of the Company) in exchange for shares of Holdings Common Stock and Voting Preferred Stock (collectively, the "Holdings Shares") (the transaction by which Holdings acquires the FF Life stock is referred to herein as the "Acquisition") and
     (b) an Agreement and Plan of Reorganization between Holdings and the Company, dated as of February 26, 1998, setting forth the common understanding and agreement of the Company and Holdings as to certain matters pertaining to the Acquisition in the event Holdings shall exercise its option. This Plan is adopted pursuant to such Agreement and Plan of Reorganization. After the Effective Date, the Company shall have continuing authority to sell, lease, exchange or otherwise convert all or any part of its assets as contemplated by the terms and provisions of the Plan.

5. Payment of Debts. The Company shall pay or make proper provision for the payment of all known or ascertainable liabilities of the Company, including all amounts estimated by the Board to be necessary, appropriate or desirable, in its absolute discretion, for the payment of estimated expenses, taxes and contingent liabilities (including expenses of dissolution, liquidation and termination of existence), all as provided [under applicable law] [or insert statutory references].

6. Liquidating Distribution. The Company shall distribute pro rata to the Shareholders all of its properties, including the Holdings Shares, subject to such liabilities as may exist (the "Liquidating Distribution"). The Liquidating Distribution may be made in a series of distributions and will be made in Holdings Shares (to the extent thereof) but otherwise may be in cash or kind, in such manner and at such time or times as the Board, in its absolute discretion, may determine.

7. Cancellation of Stock. The Liquidating Distribution shall be in complete redemption and cancellation of all of the outstanding Common Stock [and all other applicable classes of stock] of the Company. The Board may direct that the Company's stock transfer books be closed at the close of business on the record date fixed by the Board for the first or any subsequent installment of any Liquidating Distribution as the Board, in its absolute discretion, may determine (the "Record Date") and thereafter certificates representing Common Stock [and all other applicable classes of stock] shall not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law. The Shareholders shall surrender stock certificates (or, if so required by the Board in its absolute discretion, furnish indemnity bonds in case of lost or destroyed certificates) as a condition to their receipt of any Liquidating Distribution immediately following the Record Date.

8. Missing Shareholders. If any Liquidating Distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered a certificate evidencing the Common Stock [and all other applicable classes of stock] as required hereunder, or for any other reason, then the distribution to which such Shareholder is entitled shall be transferred to and deposited with the state official authorized by the laws of the [Commonwealth/State of ___________] to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Shareholder as the sole equitable owner thereof and shall escheat to the [Commonwealth/State of ___________] or be treated as abandoned property in accordance with the laws of the [Commonwealth/State of ___________]. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

9. Amendments. Notwithstanding the adoption of the Plan by the Company's Shareholders, the Board may modify or amend the Plan (including, without limitation, proceeding under the provisions of [statutory reference] of the [State] [Business Corporation] Law) and, prior to the filing of [Articles of Dissolution] with the Department of State of the [Commonwealth/State of ___________], may abandon the Plan, without further action by the Shareholders to the extent permitted by [State] law.

10. Indemnification. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with applicable law, its articles and bylaws and any contractual arrangements for actions taken in connection with the Plan and the winding up of the affairs of the Company. The Board and the trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees and agents to the extent permitted by law.

11. Power of Board Directors. The Board and, if authorized by the Board, the officers, shall have authority to do or authorize any and all acts and things as provided for in the Plan and any and all such further acts and things as they may consider desirable to carry out the purposes of the Plan, including the execution and filing of all such certificates, documents, information returns, tax returns, and other documents which may be necessary or appropriate to implement the Plan. The Board may authorize such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effectuate the complete liquidation and dissolution of the Company and the distribution of its assets to its Shareholders in accordance with the [State] [Business Corporation] Law. The death, resignation, or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. Upon such death, resignation or other disability, the surviving or remaining director(s), or, if there be none, to the extent permitted by law the surviving or remaining officer(s) shall have authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining director(s) or officer(s) to exercise any of the powers provided for in the Plan. [In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may, in the absolute discretion of the Board, pay to the Company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake or actually undertake, in successful implementation of the Plan. Adoption of the Plan by the Shareholders shall constitute the approval of the Shareholders of the payment of any such compensation.] The dissolution of the Company shall not subject its directors or officers to standards of conduct different from those prescribed by or pursuant to [statutory reference] of the [State] [Business Corporation] Law. Compliance by the Company with Section [insert] of the [State] Business Corporation Law shall protect the directors of the Company from personal liability to the claimants of the Company.

         [IN WITNESS WHEREOF, [Name of Service Company] has caused this Plan to be signed by its [title of Officer] effective this ____ day of _______, 1998.


                                            [NAME OF SERVICE COMPANY]

                                            By ________________________

                                            Name: _____________________

                                            Title: ______________________]

AMENDMENT NO. 1 TO AMENDED AND RESTATED OPTION PURCHASE AGREEMENT

                  This AMENDMENT NO. 1 TO AMENDED AND RESTATED OPTION PURCHASE AGREEMENT, dated as of April 28, 1998 (this "Amendment"), by and among FARM FAMILY HOLDINGS, INC., a Delaware Corporation (the "Optionee"), and THE SHAREHOLDERS OF FARM FAMILY LIFE INSURANCE COMPANY set forth on the signature pages hereof (individually, a "Shareholder" and collectively, the "Shareholders").

                  WHEREAS, the Optionee and the Shareholders have previously entered into the Amended and Restated Option Purchase Agreement, dated as of February 26, 1998, (the "Option Purchase Agreement"); and

                  WHEREAS, the Optionee and the Shareholders desire to further amend the Option Purchase Agreement as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionee and the Shareholders hereby agree that the Option Purchase Agreement shall be, and hereby is, amended and modified as follows:

         1. Section 4(a) of the Option Purchase Agreement is amended by adding the following phrase at the end of the second sentence of Section 4(a):

         ", unless another date, time or place is agreed to by the parties hereto."

         2. Sections 7(a)(iii) and 7(b)(iii) of the Option Purchase Agreement are amended by deleting the existing Sections 7(a)(iii) and 7(b)(iii) and inserting in their place a new Section 7(a)(iii) and 7(b)(iii), which read as follows:

         "the transactions contemplated hereby shall have been approved by the affirmative vote of a majority of the outstanding shares of the Optionee Common Stock present in person or by proxy at a meeting of stockholders of the Optionee or such other vote of the stockholders of the Optionee as may be required by applicable Law, the Certificate of Incorporation and By-laws of the Optionee and the rules of the New York Stock Exchange, Inc.;"

                  This Amendment may be executed in two or more counterparts, each of which shall be considered one in the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                                 FARM FAMILY HOLDINGS, INC.



                                                 By /s/ Philip P. Weber
                                                 ----------------------
                                                 Name:Philip P. Weber
                                                 Title: President & C.E.O.


                                                 CONNECTICUT FARM BUREAU SERVICE
                                                          COMPANY


                                                 By /s/ Norma R. O'Leary
                                                 -----------------------
                                                 Name: Norma R. O'Leary
                                                 Title: President


                                                 DELAWARE FARM BUREAU SERVICE
                                                          COMPANY, INC.


                                                 By /s/ Joseph E. Calhoun
                                                 ------------------------
                                                 Name: Joseph E. Calhoun
                                                 Title: President


                                               MAINE FARM BUREAU SERVICE COMPANY


                                                 By /s/ Sandra A. George
                                                 -----------------------
                                                 Name: Sandra A. George
                                                 Title: President


                                               MASSACHUSETTS FARM BUREAU SERVICE
                                                         COMPANY, INC.


                                                 By /s/ Arthur D. Keown, Jr.
                                                 ---------------------------
                                                 Name: Arthur D. Keown, Jr.
                                                 Title: President

                                                 NEW HAMPSHIRE FARM BUREAU
                                                          FEDERATION


                                                 By /s/ Gordon H. Gowen
                                                 ----------------------
                                                 Name: Gordon H. Gowen
                                                 Title: President


                                                 NEW JERSEY FARM BUREAU SERVICE
                                                          COMPANY


                                                 By /s/ John I. Rigolizzo, Jr.
                                                 -----------------------------
                                                 Name: John I. Rigolizzo, Jr.
                                                 Title: Vice President


                                                 NEW YORK FARM BUREAU SERVICE
                                                          COMPANY, INC.


                                                 By /s/ John W. Lincoln
                                                 ----------------------
                                                 Name: John W. Lincoln
                                                 Title: President


                                                 RHODE ISLAND FARM BUREAU
                                                       FEDERATION, INC.


                                                 By /s/ William M. Stamp, Jr.
                                                 ----------------------------
                                                 Name: William M. Stamp, Jr.
                                                 Title: President


                                                 VERMONT FARM BUREAU, INC.


                                                 By /s/ Clark W. Hinsdale III
                                                 ----------------------------
                                                 Name: Clark W. Hinsdale III
                                                 Title: President


                                                 WEST VIRGINIA FARM BUREAU, INC.



                                                 By /s/ Charles A. Wilfong
                                                 -------------------------
                                                 Name: Charles A. Wilfong
                                                 Title: President

Exhibit 99
                                                                    News Release




FOR IMMEDIATE RELEASE               CONTACT:Timothy A. Walsh
                                            Executive Vice President - Finance
                                            & Treasurer
                                            (518) 431-5410

 Farm Family Holdings Reports Continued Premium Growth and Profitability for the
                       First Quarter Ended March 31, 1998

Glenmont, New York - April 28, 1998 - - Farm Family Holdings, Inc. (NYSE: FFH) today announced that operating earnings for the first quarter ended March 31, 1998 were $3,126,000 compared to $3,115,000 for the same period in 1997. On a diluted per share basis, operating earnings were $0.59 for the first quarter ended March 31, 1998 and $0.59 for the same period in 1997. Operating earnings exclude the impact of realized investment gains (losses), extraordinary items, nonrecurring charges, and the related taxes thereon.

Operating earnings for the first quarter of 1998 were adversely impacted by approximately $2,600,000 of losses attributable to severe ice storms which primarily affected the upstate New York and Maine territories in which the Company writes business.

Philip P. Weber, President & CEO of Farm Family Holdings, Inc. said, "Although the impact of the first quarter ice storms negatively impacted our short-term operating results, we did an outstanding job assisting our insureds in the affected areas. We remain committed to the agribusiness, rural, and suburban communities we serve and continue to enhance our penetration into these markets."

Premiums

Premium  revenue  increased  $7,842,000  or 22.4% to  $42,815,000  for the first quarter of 1998 compared to $34,973,000 for the same period in 1997. The increase in premium revenue for the first quarter of 1998 was primarily attributable to an increase of $5,908,000 in premium revenue from our direct writings and a reduction of $2,100,000 in premiums ceded to the Company's affiliate, United Farm Family Insurance Company ("United Farm Family"). Effective December 31, 1997, the Company's reinsurance agreements with United Farm Family were terminated. As a result, the Company's retention per claim net of reinsurance increased from $100,000 in 1997 to $300,000 in 1998.

Net written premiums increased $10,627,000 or 28.9% to $47,355,000 for the first quarter of 1998 compared to $36,728,000 for the same period in 1997. The increase in net written premiums for the first quarter of 1998 was primarily attributable to an increase of $6,000,000 or 15.7% in direct writings to the customers we serve (excluding assigned risk automobile business premiums received by the Company) and to a lesser extent, a reduction in premiums ceded to the Company's reinsurers and an increase in the Company's written voluntary assumed reinsurance business. Direct writings for the first quarter of 1998 increased primarily as a result of an increase in writings of all of the Company's primary products. Geographically, the increase in the direct writings from New Jersey accounted for $3,407,000 ($2,279,000 of which represents increased personal auto business) of the increase in the Company's direct writings during the first quarter of 1998 compared to the same period in 1997.

Mr. Weber said, "We have continued to increase writings of all of our primary products: personal and commercial automobile, the Special Farm Package, businessowners, and homeowners products. The increase in our direct writings during the first quarter of 1998 came from New Jersey, New York, Massachusetts, Connecticut, Delaware, West Virginia, Rhode Island, Vermont, and New Hampshire."

Combined Ratio

Farm Family Casualty Insurance Company's statutory combined ratio was 100.7% for the first quarter of 1998 compared to 98.4% for the same period in 1997. Loss and loss adjustment expenses were 75.1% of premium revenue for the first quarter of 1998 compared to 70.6% for the same period in 1997. The increase in the loss and loss adjustment expense ratio was primarily attributable to an increase in weather related losses incurred during the first quarter of 1998 as compared to the same period in 1997. Storm and weather related losses were $4,110,000 for the first quarter of 1998 compared to $2,069,000 for the same period in 1997.

Investment Income

Net investment income for the first quarter of 1998 increased 7.9% to $4,767,000 compared to $4,416,000 for the same period in 1997.

Net Income

Net income for the first quarter of 1998 increased to $3,208,000 compared to $3,056,000 for the same period in 1997. On a diluted per share basis, net income for the first quarter of 1998 was $0.61 compared to $0.58 for the same period in 1997. Net income for the first quarter of 1998 included the impact of losses attributable to the ice storms that affected the upstate New York and Maine territories in which the Company writes business.

Mr. Weber said, "We remain focused on providing outstanding service to our customers and creating value for our shareholders."

Annual Meeting

At the annual meeting of shareholders held today, the nominees for directors were elected and the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for 1998 was ratified.

Farm Family Life Insurance Company

On February 26, 1998, the Company's Board of Directors approved the exercise of the Company's option to acquire Farm Family Life Insurance Company ("Farm Family Life") pursuant to the terms of an Amended and Restated Option Purchase Agreement (the "Amended and Restated Option Purchase Agreement") among the Company and the shareholders of Farm Family Life.

The Company will pay an exercise price of $37.5 million to acquire Farm Family Life consisting of $31.5 million of the Company's common stock and $6 million stated value of the Company's 6-1/8% voting preferred stock, less certain expenses to be paid by Farm Family Life in connection with the acquisition on behalf of the shareholders of Farm Family Life. The proposed acquisition is subject to certain closing conditions, including the approval of the Company's stockholders and receipt of all required governmental approvals. The transaction is expected to be completed in the third quarter of 1998.

The unaudited pro forma selected consolidated financial data included as part of this press release gives effect to the acquisition of Farm Family Life using the purchase method of accounting as if the acquisition had occurred at the beginning of each period presented. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated at the beginning of the period presented or of future periods.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company, a specialized, regional property and casualty insurer of farms, agricultural related businesses and residents and businesses of rural and suburban communities.


----------------------------------

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements with respect to the Company's potential acquisition of Farm Family Life, the impact of the potential acquisition of Farm Family Life on the earnings and shareholder value of the Company, statements of the plans and objectives of the Company or its management, and statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the results of operations of the Company and Farm Family Life, fluctuations in the market value of shares of the Company's common stock, the satisfaction of the closing conditions set forth in the Amended and Restated Option Purchase Agreement (which conditions include, but are not limited to, the approval of the Company's shareholders and receipt of all required government approvals), exposure to catastrophic loss, geographic concentration of loss exposure, general economic conditions and conditions specific to the property and casualty insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1997 and the Prospectus dated July 22, 1996. Accordingly, there can be no assurance that actual results will conform to the forward-looking statements in this press release.

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


                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                                 ($ in thousands)

                                                                                     03/31/98         12/31/97
Assets:
    Investments                                                                      $286,186         $280,431
    Cash                                                                                5,327            5,841
    Insurance receivables                                                              47,542           40,484
    Deferred acquisition costs                                                         13,401           12,613
    Accrued investment income                                                           4,820            5,408
    Other assets                                                                       23,463           23,501
                                                                                  ------------    -------------
         Total Assets                                                                $380,739         $368,278
                                                                                  ------------    -------------


Liabilities:
    Reserves for losses and loss adjustment expenses                                  163,498          156,622
    Unearned premium reserve                                                           69,119           66,069
    Debt                                                                                1,264            1,268
    Other liabilities                                                                  13,756           14,392
                                                                                  ------------    -------------
         Total Liabilities                                                            247,637          238,351
                                                                                  ------------    -------------


Stockholders' equity                                                                  133,102          129,927
                                                                                  ------------    -------------
         Total Liabilities and Stockholders' Equity                                  $380,739         $368,278
                                                                                  ------------    -------------

Book Value Per Share                                                                   $25.33           $24.73
                                                                                  ------------    -------------

Book Value Per Share  (excluding SFAS 115 adjustment)                                  $23.93           $23.32
                                                                                  ------------    -------------

Shares Outstanding                                                                  5,253,813        5,253,813
                                                                                  ------------    -------------



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


                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                      ($ in thousands except per share date)

                                                                                                Three
                                                                                            Months Ended
                                                                                               March 31,
                                                                                         1998            1997
                                                                                         ----            ----
Revenues:
   Premiums                                                                            $42,815        $34,973
   Net investment income                                                                 4,767          4,416
   Realized investment gains (losses), net                                                 126           (90)
   Other income                                                                            219            220
                                                                                  -------------    -----------
         Total Revenues                                                                 47,927         39,519
                                                                                  -------------    -----------

Losses and Expenses:
   Losses and loss adjustment expenses                                                  32,139         24,697
   Underwriting expenses                                                                11,213         10,090
   Interest expense                                                                         25             26
   Dividends to policyholders                                                               50             38
                                                                                  -------------    -----------
         Total Losses and Expenses                                                      43,427         34,851
                                                                                  -------------    -----------

Income before federal income tax expense and extraordinary item                          4,500          4,668

Federal income tax expense                                                               1,292          1,612

                                                                                  -------------    -----------
         Net Income                                                                     $3,208         $3,056
                                                                                  -------------    -----------

Operating Income (1)                                                                    $3,126         $3,115
                                                                                  -------------    -----------

Per share data:

    Net income per share-Diluted                                                         $0.61          $0.58
                                                                                  -------------    -----------

    Net operating income per share-Diluted (1)                                           $0.59          $0.59
                                                                                  -------------    -----------

    Weighted average shares outstanding-Diluted                                      5,301,498      5,253,813
                                                                                  -------------    -----------





(1) Operating income excludes the impact of realized investment gains (losses), and the related taxes thereon.


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


            Unaudited Pro Forma Selected Consolidated Financial Data
                  (dollars in millions, except per share data)

The following table sets forth selected unaudited pro forma consolidated financial information for the three months ended March 31, 1998 and for the year ended December 31, 1997, giving effect to the acquisition of Farm Family Life using the purchase method of accounting. Statement of Income and Balance Sheet Data give effect to the acquisition of Farm Family Life as if it occurred at the beginning of each period. The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the acquisition of Farm Family Life been consummated at the beginning of the period presented or of future results.

                                                               Three Months Ended            Year Ended
                                                                 March 31, 1998           December 31, 1997
                                                                 --------------           -----------------
Statement of Income Data:
Revenues:
     Premiums from property/casualty operations                                $42.8                    $158.2
     Premiums from life and health operations                                    8.8                      33.4
     Net investment income                                                      18.6                      73.0
     Realized investment gains, net                                              0.8                       8.3
     Policy and contract charges                                                 1.2                       5.1
     Other income                                                                0.3                       1.4
                                                             ------------------------  ------------------------
          Total Revenues                                                        72.5                     279.4
                                                             ------------------------  ------------------------

Losses, Benefits and Expenses:
     Losses and loss adjustment expenses                                        32.6                     113.3
     Benefits to policyholders                                                   9.2                      31.6
     Underwriting & operating expenses                                          13.0                      48.9
     Non-recurring charges                                                       0.1                       0.7
     Interest credited to policyholders                                          5.4                      24.3
     Amortization of present value of future profits                             0.5                       2.2
     Interest and other expenses                                                 0.1                       0.4
                                                             ------------------------  ------------------------
        Total Losses, Benefits and Expenses                                     60.9                     221.4
                                                             ------------------------  ------------------------

Income before federal income tax expense                                        11.6                      58.0
Federal income tax expense                                                       3.7                      19.8
                                                             ------------------------  ------------------------

Income before participating policyholders' interest                              7.9                      38.2
Participating policyholders' interest                                            3.7                      16.1
                                                             ------------------------  ------------------------

     Net Income                                                                  4.2                      22.1
     Preferred stock dividends                                                   0.1                       0.4
                                                             ------------------------  ------------------------

                                                             ------------------------  ------------------------
     Income applicable to common shareholders                                   $4.1                     $21.7
                                                             ------------------------  ------------------------

                                                             ------------------------  ------------------------
     Net Income per Common Share - Basic                                       $0.67                     $3.58
                                                             ------------------------  ------------------------
     Net Income per Common Share - Diluted                                     $0.67                     $3.57
                                                             ------------------------  ------------------------
     Weighted average shares - Basic (1)                                   6,078,463                 6,078,463
                                                             ------------------------  ------------------------
     Weighted average shares - Diluted (1)                                 6,126,148                 6,095,597
                                                             ------------------------  ------------------------

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



                                                               Three Months Ended            Year Ended
                                                                 March 31, 1998           December 31, 1997
                                                                 --------------           -----------------
Balance Sheet Data (at period end):

     Total investments                                                      $1,075.6                        --
     Total assets                                                            1,206.5                        --
     Long-term debt                                                              1.3                        --
     Participating policyholders' interest                                     109.1                        --
     Total liabilities                                                       1,036.8                        --
     Redeemable preferred stock                                                  5.9                        --
     Total equity                                                              163.8                        --

                                                             ------------------------
Book value per share (1)                                                      $26.96                        --
                                                             ------------------------

                                                             ------------------------



(1) Weighted average shares and book value per share are computed as if the Closing of the acquisition of Farm Family Life had occurred on April 6, 1998, and assuming an average closing price of the Company's common stock of 37 9/32. The actual average closing price of the Company's common stock and the actual number of shares of the Company's common stock that will be issued in connection with the acquisition of Farm Family Life may vary significantly from these amounts.






                                    ***End***